Exhibit 10.3
PALO ALTO NETWORKS, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated December 12, 2024)
1.    Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a Non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or subplans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.    Definitions.
(a)    “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)    “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Change in Control” means the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)    “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)    “Common Stock” means the common stock of the Company.
(i)    “Company” means Palo Alto Networks, Inc., a Delaware corporation, or any successor thereto.
(j)    “Compensation” means an Eligible Employee’s base straight time gross earnings, payments for overtime and shift premium, but exclusive of payments for commissions, incentive compensation, bonuses and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)    “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)    “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.
(m)    “Director” means a member of the Board.
(n)    “Eligible Employee” means any individual who is providing services to the Company or a Designated Company as an employee and is considered by the Company or a Designated Company to be an employee and who meets any minimum service limitations determined under the methodology specified below. For purposes of clarity, the term “Eligible Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee within the meaning of Code Section 414(n), including such persons leased from a professional employer organization.  The exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system on an Enrollment Date to become eligible to participate in the Plan is through the adoption of a subplan that specifically designates such individuals eligible to participate.
For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
The Administrator retains the authority to revise the definition of Eligible Employee (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2). Accordingly, the Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Until subsequent action is taken by the Administrator, to be an Eligible Employee an individual must be customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).
(o)    “Employer” means the employer of the applicable Eligible Employee(s).
(p)    “Enrollment Date” means the first Trading Day of each Offering Period.
(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)    “Exercise Date” means the first Trading Day on or after February 28 and August 31 of each Purchase Period. Notwithstanding the foregoing, the first Exercise Date following the Restatement Effective Date will be February 28, 2018.
(s)    “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
(t)     “Fiscal Year” means the fiscal year of the Company.
(u)    “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(w)    “Offering Periods” means the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after February 28 and August 31 of each year and terminating on the first Trading Day on or after August 31 and February 28, approximately twenty-four (24) months later (subject to Section 30); for clarity, the first Offering Period following the Restatement Effective Date will commence on September 18, 2017 and end on the first Trading Date on or after August 31, 2019. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.
(x)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)    “Participant” means an Eligible Employee who participates in the Plan.
(z)    “Plan” means this Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan.
(aa)    “Purchase Period” means the period during an Offering Period which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, for Offering Periods commencing on or after the Restatement Effective Date, the Purchase Period shall mean the approximately six (6)-month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.
(bb)    “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.
(cc)    “Restatement Effective Date” means August 29,2017.
(dd)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ee)    “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(ff)    “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.    Eligibility.
(a)    Enrollment. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)    Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employees is not advisable or practicable.
(c)    Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.    Offering Periods. The Plan will be implemented by overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 28 and August 31 of each year, or on such other date as the Administrator will determine. Notwithstanding the foregoing, the first Offering Period following the Restatement Effective Date will commence on September 18, 2017. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.
5.   Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.
6.    Contributions.
(a)    At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period, including any pay day that occurs on an Exercise Date. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)    In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.
(c)    All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.
(d)    A Participant may discontinue his or her participation in the Plan as provided in Section 10. Unless otherwise determined by the Administrator, during an Offering Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time per Purchase Period. Any such decrease during an Offering Period requires the Participant (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code, or (iii) for Participants participating in the Non-423 Component.
(g)    At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.   Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 3,750 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.    Exercise of Option.
(a)    Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be promptly refunded to Participant as soon as reasonably practicable following an Exercise Date. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)    If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.    Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.    Withdrawal.
(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at least one (1) business day prior to an Exercise Date by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)    A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.    Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.
12.    Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
13.    Stock.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 6,000,000 shares of Common Stock, plus an annual increase to be added on the first day of each Fiscal Year beginning with the 2014 Fiscal Year equal to the least of (i) 12,000,000 shares of Common Stock, (ii)  one percent (1%) of the outstanding shares of Common Stock on such date, or (iii) an amount determined by the Administrator.
(b)    Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)    Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14.    Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.    Designation of Beneficiary.
(a)    If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator, which may be electronic. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
16.    Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.    Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
18.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.    Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)    Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.    Amendment or Termination.
(a)    The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)    Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)    altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii)    shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)    reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)    reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.    Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.    Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24.    Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.
25.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).
27.    No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29.    Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
30.    Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

PALO ALTO NETWORKS, INC
APPENDIX – ISRAELI TAXPAYERS
2012 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED
ON MAY 30, 2014

PALO ALTO NETWORKS, INC.
APPENDIX – ISRAELI TAXPAYERS
2012 EMPLOYEE STOCK PURCHASE PLAN
1.    Special Provisions for Persons who are Israeli Taxpayers
1.1    This Appendix (the “Appendix”) to the Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan (the “ESPP Plan”), is effective as of May 30, 2014 (the “Effective Date”).
1.2    The provisions specified hereunder apply only to Eligible Employees who are subject to taxation by the State of Israel with respect to grant of rights to purchase Plan Shares under the ESPP Plan (respectively, the “Israeli Eligible Employee” and “Purchase Rights”).
1.3    This Appendix applies with respect to Purchase Rights granted under the ESPP Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Purchase Rights that may be granted under the ESPP Plan from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. For Israeli tax purposes, such Purchase Rights are classified as options issued under the ESPP Plan. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the ESPP Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO, the ITO Rules and Section 102 (as such terms are defined below).
1.4    The ESPP Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the ESPP Plan, the provisions of the ESPP Plan shall govern.
2.    Definitions
Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the ESPP Plan. The following additional definitions will apply to grants made pursuant to this Appendix:
“Affiliate” as used in this Appendix, shall mean any Parent or Subsidiary that is an “employing company” within the meaning of Section 102(a) of the ITO.
“Controlling Shareholder” as defined under Section 32(9) of the ITO, means an individual who prior to the grant or as a result of the exercise of any options under the ESPP Plan, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power of the Company, (iv) the right to obtain 10% of the “profit” of the Company (as defined in the ITO), or (v) the right to appoint a Director.
“Eligible 102 Israeli Eligible Employee” an Israeli Eligible Employee who is an employee or is serving as a director of the Company or an Affiliate, who is not a Controlling Shareholder.
“ITA” means the Israeli Tax Authority.
“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, all as may be amended from time to time.
“ITO Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.
“Non-Trustee Grant” means a Purchase Right granted to an Israeli Eligible Employee pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.
“Section 102” means the provisions of Section 102 of the ITO, as amended from time to time.
“Section 3(i)” means Section 3(i) of the ITO, as amended from time to time.
“Shares” means Plan Shares issued upon the exercise of Purchase Rights under the ESPP Plan.
3.    Non-Trustee Grant of Purchase Right
3.1    A grant of Purchase Rights to an Israeli Eligible Employee shall be made pursuant to Section 102(c) or Section 3(i) of the ITO.
3.2    Only Eligible 102 Israeli Eligible Employee may receive Non-Trustee Grants under this Appendix.
4.    Terms And Conditions Of Non-Trustee Grants
4.1    Each grant under the ESPP Plan shall be subject to the relevant provisions of the ITO, the ITO Rules, Section 102 and any ruling obtained from the ITA in connection with the ESPP Plan, which shall be deemed an integral part of the such grant and shall prevail over any term contained in the ESPP Plan, this Appendix or any offering document that is not consistent therewith. Any provision of the ITO and any approvals by the ITA not expressly specified in this Appendix or any document evidencing a grant that are necessary to receive under the ITO, the ITO Rules and Section 102 in connection with grant under the ESPP Plan shall be binding on the Israeli Eligible Employee. The Israeli Eligible Employee granted a Purchase Offering under the ESPP Plan shall comply with the ITO provisions. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the ITO Rules. Further, the Israeli Eligible Employee agrees to execute any and all documents which the Company and/or Affiliate may reasonably determine to be necessary in order to comply with the provision of any applicable law.
4.2    Shares issued upon an exercise of a Purchase Right shall be transferred to the Israeli Eligible Employee directly, provided that the Israeli Eligible Employee first complies with all applicable provisions of the ESPP Plan, and all taxes which apply to the grant of the Purchase Right and exercise of the Purchase Rights were paid.
5.    Tax Consequences
Any tax consequences arising from the grant of the Purchase Right or from exercise of the Purchase Right or from the sale of Shares issued upon an exercise of the Purchase Right, or from any other event or act (of the Company, and/or its Affiliates, or the Israeli Eligible Employee) hereunder, shall be borne solely by the Israeli Eligible Employee. The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Eligible Employee shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Eligible Employee. The Company or any of its Affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Purchase Rights granted under the ESPP Plan and the sale of Shares issued upon an exercise of such Purchase Right, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Israeli Eligible Employee, and/or (ii) requiring an Israeli Eligible Employee to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Share, and/or (iii) by causing the exercise of Purchase Right and/or the sale of Shares held by an Israeli Eligible Employee to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Israeli Eligible Employee will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules.
6.    Guarantee
If an Eligible 102 Israeli Eligible Employee that holds Shares issued upon the exercise of Purchase Rights ceases to be employed by the Company or any Affiliate, such Israeli Eligible Employee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the ITO Rules.
7.    Governing Law and Jurisdiction
Notwithstanding any other provision of the ESPP Plan, with respect to Israeli Eligible Employees subject to this Appendix, (i) the ESPP Plan the Purchase Rights and Shares issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein, and (ii) any contribution by Israeli Eligible Employees under the ESPP Plan by means of salary deduction shall be subject to the restrictions and limitations provided under applicable Israeli labor laws.
8.    Securities Laws
Without derogation from any provisions of the ESPP Plan, all Purchase Rights and Shares issued hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

EXHIBIT A
PALO ALTO NETWORKS, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT
1.Enrollment. By electronically accepting this Global Subscription Agreement and the Appendix to the Global Subscription Agreement (“Appendix”) (together, the “Agreement”), I hereby elect to participate in the Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) and subscribe to purchase shares of Common Stock in accordance with this Agreement and the ESPP. Any defined terms in this Agreement shall have the meaning ascribed to such terms in the ESPP.
2.Amount of Contribution. I hereby authorize payroll deductions from each paycheck at the percentage of my Compensation (from 1% to 15%) as indicated on the online enrollment page (and as I may subsequently change, to the extent allowed under the provisions of the ESPP and the Administrator) on each payday during the Offering Period in accordance with the ESPP. (Please note that no fractional percentages are permitted.) I acknowledge that a lesser percentage of my Compensation than indicated by me may be contributed if necessary to comply with Applicable Laws (in particular, those related to minimum salary requirements).
I understand that the ESPP is a voluntary plan and I acknowledge that any payroll deductions I elect to contribute to the ESPP are made on an entirely voluntary basis. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the ESPP. I also understand that, subject to the provisions of the ESPP, I may freely withdraw from participation in the ESPP (through the Company’s designated electronic process) and receive a full refund of all voluntary contributions I have made under the ESPP that have not been applied toward the purchase of shares of Common Stock. Finally, I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the ESPP.
Unless I withdraw from the ESPP or become ineligible to participate in the ESPP, or unless the ESPP is terminated by the Company, I will continue to participate in the ESPP during subsequent Offering Periods and shares of Common Stock will be purchased on my behalf with my accumulated payroll deductions on the applicable Exercise Date. My participation in the ESPP will continue to be governed by this Agreement and the ESPP. At its discretion and to the extent permitted by the ESPP, the Company may amend the ESPP and/or this Agreement, and by continuing to participate in the ESPP, and without the need to provide affirmative consent, I agree to the terms and conditions of the amended ESPP and/or Agreement.
I agree to execute a separate participation agreement with the Company or the Employer (as defined below), or any other agreement or consent that may be required by the Company or the Employer in connection with this authorization, either now or in the future. I understand that I will not be able to participate in the ESPP if I fail to execute any such consent or agreement.
3.Issuance of Shares. Shares of Common Stock purchased for me under the ESPP should be issued in the name(s) of the person(s) I specify on the online enrollment page. (Eligible Employee or Eligible Employee and Spouse only).
4.Responsibility for Taxes. I acknowledge that, regardless of any action taken by the Company or, if different, my employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the ESPP and legally applicable or deemed legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the ESPP, including, but not limited to, the grant of the option to purchase shares of Common Stock, the purchase of shares of Common Stock, the issuance of shares of Common Stock purchased under the ESPP, the sale of shares of Common Stock purchased under the ESPP or the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the option to purchase shares of Common Stock or any aspect of the ESPP to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
In connection with any relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, at their discretion, to satisfy any obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or other cash compensation payable to me by the Company, the Employer, or any other Subsidiary or Affiliate; (2) withholding from proceeds of the sale of shares of Common Stock under the ESPP, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent); (3) withholding shares of Common Stock to be issued at purchase under the ESPP; or (4) any other method deemed by the Company to comply with Applicable Laws and the ESPP.
The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in my jurisdiction(s). In the event of over-withholding, I may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Common Stock) or, if not refunded, I may be able to seek a refund from the applicable tax authorities. In the event of under-withholding, I may be required to pay additional Tax-Related Items directly to the applicable tax authorities. If the obligation for Tax-Related Items is satisfied by withholding shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock purchased under the ESPP, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.
Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described. The Company may refuse to purchase or deliver the shares or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.
5.Nature of Grant. By enrolling and participating in the ESPP, I acknowledge, understand and agree that:
(a)the ESPP is established voluntarily by the Company, it is discretionary in nature, and it may be terminated, suspended or amended by the Company at any time, to the extent permitted by the ESPP;
(b)the grant of the option to purchase shares of Common Stock is exceptional, voluntary and does not create any contractual or other right to receive future options or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future options to purchase shares of Common Stock or other grants, if any, will be at the sole discretion of the Company;
(d)the grant of the option to purchase shares of Common Stock and my participation in the ESPP shall not create a right to employment or be interpreted as forming an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate my employment relationship (if any) at any time;
(e)I am voluntarily participating in the ESPP;
(f)the ESPP and the shares of Common Stock purchased under the ESPP, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the ESPP and the shares of Common Stock subject to the ESPP, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, leave-related pay, holiday pay, pension or retirement or welfare benefits or similar payments;
(h)unless otherwise agreed with the Company, the option to purchase shares of Common Stock and the shares of Common Stock subject to the option, and the income from and value of same, are not granted as consideration for, or in connection with, the service I may provide as a director of a Subsidiary or Affiliate;
(i)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of the shares of Common Stock purchased under the ESPP may increase or decrease in the future, even below the Purchase Price;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the option to purchase shares of Common Stock under the ESPP resulting from termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where I am employed or the terms of my employment agreement, if any);
(k)in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the ESPP, if any, will terminate effective as of the date I cease to actively provide services and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Administrator shall have exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the ESPP (including whether I can be considered to be actively employed while on a leave of absence);
(l)unless otherwise provided in the ESPP or by the Company in its discretion, the option to purchase shares of Common Stock and the benefits evidenced by this Agreement do not create any entitlement to have the ESPP or any such benefits granted thereunder, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(m)if I provide services outside the United States:
(i)the ESPP and the shares of Common Stock subject to the ESPP, and the income from and value of same, are not part of normal or expected compensation for any purposes; and
(ii)neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the shares of Common Stock or any amounts due pursuant to the purchase of the shares or the subsequent sale of any shares of Common Stock purchased under the ESPP.
6.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP or my purchase or sale of the shares of Common Stock. I understand and agree that I should consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.
7.Governing Law and Venue. The option to purchase shares of Common Stock and the provisions of this Agreement are governed by, and subject to, the laws of the State of California (except its choice-of-law provisions).
For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
8.Language. I acknowledge that I am sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow me to understand the terms and conditions of this Agreement. Furthermore, if I have received this Agreement or any other document related to the ESPP translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws.
9.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
10.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
11.Appendix. Notwithstanding any provisions in this Agreement, my participation in the ESPP shall be subject to the additional terms and conditions set forth in for my country in the Appendix. Moreover, if I relocate to one of the countries included in the Appendix or am otherwise considered a resident for local law purposes, the additional terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
12.Imposition of Other Requirements.     The Company, at its discretion, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements on my participation in the ESPP and on any shares of Common Stock purchased under the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.Waiver. I acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by me or any other Participant.
14.Insider-Trading/Market-Abuse Laws. I may be subject to insider trading restrictions and/or market-abuse laws which may affect my ability to accept, acquire, sell or otherwise dispose of shares of Common Stock under the ESPP, rights to shares, or rights linked to the value of shares during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in my country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I place before possessing inside information. Furthermore, I could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. I understand that third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I am responsible for complying with any applicable restrictions, and I should speak to my personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in my country.
15.Exchange Control, Foreign Asset/Account and/or Tax Reporting. Certain foreign asset and/or account reporting requirements may affect my ability to acquire or hold shares of Common Stock under the ESPP or cash received from participating in the ESPP (including from any dividends received or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside my country. I also may be required to repatriate sale proceeds or other funds received as a result of my participation in the ESPP to my country through a designated bank or broker and/or within a certain time after receipt. In addition, I may be subject to tax payment and/or reporting obligations in connection with any income realized under the ESPP and/or from the sale of shares of Common Stock. I acknowledge that I am responsible for ensuring compliance with any applicable requirements, and that I should consult my personal legal advisor on this matter.
* * *
By clicking “ACCEPT” and electronically enrolling in the ESPP, I hereby agree to be bound by the terms of the ESPP and this Agreement. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP. I have received a copy of the complete ESPP and its accompanying prospectus. I understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. Further, I expressly acknowledge the information provided in the Appendix related to the collection, processing and use of my personal data by the Company and its Subsidiaries or Affiliates and the transfer of personal data to the recipients mentioned in the Appendix.
I UNDERSTAND THAT THIS AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

EXHIBIT B

APPENDIX
TO THE
PALO ALTO NETWORKS, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT
Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the ESPP and/or the Global Subscription Agreement.
Terms and Conditions
This Appendix includes additional terms and conditions that govern my participation in the ESPP, including the option to purchase shares of Common Stock granted under the ESPP, if I reside and/or work in one of the countries listed below.
If I am a citizen or resident (or am considered as such for local law purposes) of a country other than the one in which I am currently residing and/or working or if I transfer employment and/or residency to another country after enrolling in the ESPP, the terms and conditions of participation in the ESPP contained herein may not be applicable to me and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to my participation in the ESPP.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which I should be aware with respect to participation in the ESPP. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I not rely on the information herein as my only source of information relating to the consequences of my participation in the ESPP because the information may be out of date at the time that I purchase shares of Common Stock under the ESPP or sell the shares of Common Stock acquired under the ESPP.
In addition, the information contained herein is general in nature and may not apply to my particular situation, and the Company is not in a position to assure me of a particular result. Accordingly, I should seek appropriate professional advice as to how the relevant laws in my country may apply to my situation.
Finally, if I am a citizen or resident (or am considered as such for local law purposes) of a country other than the one in which I am currently residing and/or working or if I transfer employment and/or residency to another country after enrolling in the ESPP, the information contained herein may not be applicable to me.

DATA PRIVACY PROVISIONS FOR ALL PARTICIPANTS
Terms and Conditions
The following provisions apply if I reside in European Union / European Economic Area member states, Guernsey, Switzerland or the United Kingdom:
(i)Collection and Usage. Pursuant to applicable data protection laws, I am hereby notified that the Company collects, processes, uses and transfers certain personally-identifiable information about me for the legitimate purpose of granting options to purchase shares of Common Stock under the ESPP and implementing, administering and managing my participation in the ESPP. Specifics of the data processing are described below.
(i)Controller and Representative. The Company is the controller responsible for the processing of my personal data in connection with the Plan. The Company’s representative is Chief Privacy Officer, privacy@paloaltonetworks.com.
(ii)Personal Data Subject to Processing. The Company collects, processes and uses the following types of personal data about me: my name, employee ID, home address and telephone number, work and email address, date of birth, social security number or other tax identification number, social insurance, passport number or other international identification number, salary, nationality, job title, hire date, work country, department, cost center, subsidiary, organization level, expense group, termination date, supervisor, employment status, any shares of stock or directorships held in the Company, details of all options to purchase shares of Common Stock or any other entitlement to shares of Common Stock awarded, canceled, settled, purchased, vested, unvested or outstanding in my favor, which the Company receives from me or the Employer (“Data”).
(iii)Purposes and Legal Bases of Processing. The Company processes Data for the purposes of performing its contractual obligations under this Agreement, granting options to purchase shares of Common Stock under the ESPP, implementing, administering and managing my participation in the ESPP and facilitating compliance with applicable tax and securities law. The legal basis for the processing of Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under this Agreement and for the Company’s legitimate business interests of managing the ESPP and generally administering employee equity awards.
(iv)Service Providers. The Company transfers Data to its designated stock plan service provider (currently, E*TRADE Financial Services, Inc. and certain of its affiliated companies (“E*TRADE”)), which is an independent stock plan administrator with operations, relevant to the Company, in the United States and assists the Company with the implementation, administration and management of the ESPP. In the future, the Company may select different service providers and may share Data with such service providers. The Company’s stock plan administrators will open an account for me to receive and trade shares of Common Stock. I will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of my ability to participate in the ESPP. Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating my participation in the Plan. I understand that I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com.
(v)International Transfers. The Company and its service providers, including, without limitation, E*TRADE, operate, relevant to the Company, in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. I understand and acknowledge that the United States is not subject to an unlimited adequacy finding by the European Commission and that Data may not have an equivalent level of protection as compared to my country of residence. To provide appropriate safeguards for the protection of Data, Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses. I may request a copy of the safeguards used to protect Data by contacting the Company at: privacy@paloaltonetworks.com. The Company reserves the right to use a different but adequate data transfer legal mechanism.
(vi)Data Retention. The Company will use Data only as long as is necessary to implement, administer and manage my participation in the ESPP, or as required to comply with Applicable Laws, exercise or defense of legal rights, and archiving, back-up and deletion processes. When the Company no longer needs Data, the Company will remove it from its systems according to its retention policies. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
(vii)Data Subject Rights. To the extent provided by law, I have the right to (i) inquire whether and what kind of Data the Company holds about me and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, or (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements. In addition, I have, to the extent provided by law, the right to (iv) request the Company to restrict the processing of Data in certain situations where I feel its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and to (vi) request portability of Data that I have actively or passively provided to the Company, where the processing of such Data is based on consent or a contractual agreement with me and is carried out by automated means. In case of concerns, I also have the right to (vii) lodge a complaint with the competent local data protection authority. To receive additional information regarding my rights, raise any other questions regarding the practices described in this Agreement or to exercise my rights, I should contact the Company at: privacy@paloaltonetworks.com (for questions) or individualrights@paloaltonetworks.com (to exercise rights).
(viii)Contractual Requirement. My provision of Data and its processing as described above is a contractual requirement and a condition to my ability to participate in the ESPP. I understand that, as a consequence of my refusing to provide Data, the Company may not be able to allow me to participate in the ESPP, grant options to purchase shares of Common Stock to me or administer or maintain such options to purchase shares of Common Stock under the ESPP. However, my participation in the ESPP and my acceptance of this Agreement are purely voluntary. While I will not be able receive options to purchase shares of Common Stock under the ESPP if I decide against participating in the ESPP or providing Data as described above, with the exception of not receiving these benefits, my status as an employee will not be affected in any way. For more information on the consequences of the refusal to provide Data, I may contact the Company at: privacy@paloaltonetworks.com.
The following provisions apply if I reside outside of European Union / European Economic Area member states, Guernsey, Switzerland and the United Kingdom:
I consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Agreement and any other ESPP participation materials by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing my participation in the ESPP.
I understand that the Company and the Employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options to purchase shares of Common Stock under the ESPP or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested, or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the ESPP.
I understand that Data will be transferred to E*TRADE Financial Services, Inc. and certain of its affiliated companies (collectively, “E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the ESPP. I understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that, if I resides outside the U.S., I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com. I authorize the Company, E*TRADE and any other possible recipients which may assist the Company, (presently or in the future) with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the ESPP. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the ESPP. I understand that, if I reside outside the U.S., I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant me the option to purchase shares of Common Stock under the ESPP or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the ESPP. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative or send an email to privacy@paloaltonetworks.com.

AUSTRALIA
Terms and Conditions
Australian Offer Document. The offer of options to purchase shares of Common Stock under the ESPP is being made under Division 1A of Part 7.12 of the Australian Corporations Act 2001 (Cth) (“Division 1A”). For purposes of Division 1A, the Agreement, including this Appendix, is to be regarded as an Employee Share Scheme (“ESS”) offer document.
In addition to the information set out in the Agreement (including this Appendix), I am also being provided with copies of the following documents:
(a)the ESPP;
(b)the ESPP prospectus; and
(c)Employee Information Supplement (collectively, the “Additional Documents”).
The Additional Documents provide further information to help me make an informed investment decision about participating in the ESPP. Neither the ESPP nor the ESPP prospectus is a prospectus for the purposes of the Corporations Act 2001.
I should not rely upon any oral statements made in relation to this offer. I should rely only upon the statements contained in the Agreement (including this Appendix) and the Additional Documents when considering participation in the ESPP.
Notifications
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding a certain threshold (currently AUD10,000) and international fund transfers. I understand that the Australian bank assisting with the transaction may file the report for me. If there is no Australian bank involved in the transfer, I will have to file the report. I acknowledge that I should consult with a personal advisor to ensure that I am properly complying with applicable reporting requirements in Australia.
Securities Law Information. Investment in Common Stock involves a degree of risk. Eligible employees who elect to participate in the ESPP should monitor their participation and consider all risk factors relevant to the acquisition of Common Stock under the ESPP as set forth below and in the Additional Documents.
The information herein is general information only. It is not advice or information that takes into account my objectives, financial situation and needs. I should consider obtaining my own financial product advice from a person who is licensed by the Australian Securities & Investments Commission (“ASIC”) to give such advice.
Additional Risk Factors for Australian Residents. I should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of Common Stock. For example, the price at which an individual share of Common Stock is quoted on the Nasdaq Global Select Market (“Nasdaq”) may increase or decrease due to a number of factors. There is no guarantee that the price of a share of Common Stock will increase. Factors that may affect the price of the Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at www.sec.gov, on the Company’s investor’s page at https://investors.paloaltonetworks.com/investor-relations/financials/sec-filings/default.aspx, and upon request to the Company.
In addition, Participant should be aware that the Australian dollar (“AUD”) value of any shares of Common Stock acquired under the ESPP will be affected by the USD/AUD exchange rate. Participation in the ESPP involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Common Stock is entitled to one vote. Dividends may be paid on the shares of Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board. Further, the Common Stock is not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares. I may ascertain the current market price of the Common Stock as traded on The Nasdaq Global Select Market under the symbol “PANW” at https://www.nasdaq.com/market-activity/stocks/panw. The AUD equivalent of that price can be obtained at www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note that this is not a prediction of what the market price of the Common Stock will be on any applicable Exercise Date or when shares of Common Stock are issued to me (or at any other time), or of the applicable exchange rate at such time.
Statutory Terms and Conditions. As noted above, this offer is being made under Division 1A. To comply with Division 1A, the following terms and conditions apply:

1. Enrollment Period
A new Offering Period will automatically begin approximately every six (6) months on the first Trading Day on or after February 28 and August 31 of each year. Each new Offering Period will be approximately twenty-four (24) months in duration and will consist of four (4) six-month Purchase Periods, ending on the first Trading Day on or after February 28 and August 31 of each year. Enrollment periods for each Offering Period generally begin on or about February 1 and August 1 each year and remain open until the first day of the respective Offering Period (the “Enrollment Period”). I may accept this offer at any time during an Enrollment Period.

2. Acquisition of Options and Shares of Common Stock
Since I may access this ESS offer document starting from the first day of each Enrollment Period and each Enrollment Period begins more than 14 days prior to start of the relevant Offering Period, I cannot acquire any options under the ESPP or shares of Common Stock until at least 14 days after receiving this ESS offer document.

3. ESS Contribution Plan Terms
The ESPP is an ESS contribution plan for the purposes of Division 1A. Accordingly, the following terms are included:
(a)The ESPP allows Australian Participants to elect to have regular deductions made from Australian Participants’ wages or salary for the purpose of acquiring shares of Common Stock.
(b)Before Australian Participants acquire any shares of Common Stock under this offer, any such deductions will be held on trust in an account with an Australian ADI that is kept solely for that purpose.
(c)Australian Participants may elect to discontinue the deductions at any time.
(d)If Australian Participants do so elect:
(i)any deductions from Australian Participants’ wages or salary will cease, and any deductions made after the election will be repaid to Australian Participants, within 45 days of the election; and
(ii)the amount of the deductions or payments standing, at the time when Australian Participants’ election is made, to the credit of the account for Australian Participants will be repaid to Australian Participants within 45 days of the election.
(e)Australian Participants must agree in writing (which may be electronic) to the terms of the ESPP before participating in the ESPP.

4. Terms Relating to Disclosure
This offer is also subject to the following terms relating to disclosure:
(a)this ESS offer document and the terms of the offer:
(i)must not include a misleading or deceptive statement; and
(ii)must not omit any information that would result in this document or terms of the offer being misleading or deceptive;
(b)the Company must provide Australian Participants with an updated ESS offer document as soon as practicable after becoming aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect;
(c)each person mentioned in items (ii), (iii) and (iv) of the table below must notify, in writing, the Company as soon as practicable if, during the Enrollment Period, the person becomes aware that:
(i)a material statement in the documents mentioned in paragraph (a) is misleading or deceptive; or
(ii)information was omitted from any of those documents that has resulted in one or more of those documents being misleading or deceptive; or
(iii)a new circumstance has arisen during the Enrollment Period which means the ESS offer document is out of date, or otherwise not correct, in a material respect; and
(d)if Australian Participants suffer loss or damage because of a contravention of a term of the offer covered by paragraph (a), (b) or (c) above, Australian Participants can recover the amount of loss or damage in accordance with the table below.
For the purposes of paragraph (d) above, Australian Participants must be able to recover loss or damage in accordance with the following table:

Item	Australian Participants may recover loss or damage suffered as a result of a contravention of	from these people...
i)	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (out of date ESS offer document)	the Company
ii)	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (out of date ESS offer document)	each director of the Company
iii)	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (out of date ESS offer document)	a person named, with their consent, in an ESS offer document or the terms of the offer as a proposed director of the Company
iv)	a term of the offer covered by paragraph (a) (misleading or deceptive statements and omissions)
a person named, with their consent, in the ESS offer document or the terms of the offer as having made:
•the misleading or deceptive statement; or
•a statement on which the misleading or deceptive statement is based

v)	a term of the offer covered by paragraph (c) (failure to notify the Company of misleading or deceptive statement and omissions or new circumstances)	the person mentioned in item (ii), (iii) or (iv) of this table who failed to notify the Company in accordance with the term covered by paragraph (c)

5. Exclusions from Liability
A person mentioned in the table in section 4 above is not liable for any loss or damage suffered by Australian Participants because of a contravention of a term of the offer covered by paragraph (a) or (b) of section 4 above if:
(a)the person:
(i)made all inquiries (if any) that were reasonable in the circumstances; and
(ii)after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or
(b)the person did not know that the statement was misleading or deceptive; or
(c)the person placed reasonable reliance on information given to the person by:
(i)if the person is a body corporate or a responsible entity of a registered scheme—someone other than a director, employee or agent of the body corporate or responsible entity; or
(ii)if the person is an individual—someone other than an employee or agent of the individual; or
(d)for a person mentioned in column 2 of item (iii) or (iv) of the table in section 4 above—the person proves that they publicly withdrew their consent to being named in the document in that way; or
(e)the contravention arose because of a new circumstance that has arisen since the ESS offer document was prepared and the person proves that they were not aware of the matter.

AUSTRIA
Terms and Conditions
Interest Waiver. By enrolling in the ESPP and accepting the terms of the Agreement, I unambiguously consent to waive my right to any interest with respect to payroll deductions accumulated for me during an Offering Period.
Amount of Contribution. My individual payroll deductions are subject to compliance with the minimum salary and minimum subsistence level provisions under Applicable Laws in Austria. The Company and/or the Employer, at their discretion, may limit the amount of my payroll deductions to comply with such requirements.
Notifications
Securities Law Information. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in Austria. The Information Document is attached hereto as Exhibit C.
Exchange Control Information. If I hold securities (including shares of Common Stock acquired under the ESPP outside Austria, even if I hold them outside of Austria with an Austrian bank) or cash (including proceeds from the sales of shares of Common Stock), I understand I must submit quarterly reports to the Austrian National Bank. An exemption applies if the value of the shares held outside Austria of any quarter does not exceed a certain threshold (currently €5,000,000). The deadline for filing the quarterly report is the 15th of the month following the end of the respective quarter.
If I sell shares of Common Stock or receive any cash dividends, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of my cash accounts abroad exceeds a certain threshold (currently €10,000,000), the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.
BELGIUM
Terms and Conditions
Authorization to Remit Eligible Cash Earnings. For Belgian law purposes, I understand that “payroll deductions” means a specific instruction to the Employer to pay out part of my Compensation (as indicated in the Agreement) in order to fund the Purchase Price for the shares of Common Stock, in accordance with the terms and conditions of the ESPP.
Notifications
Exchange Control Information. I acknowledge and understand that if I am a Belgian resident, I am required to complete a report providing the National Bank of Belgium with details regarding any securities or bank accounts held outside Belgium, including the account number, the name of the bank in which such account is held and the country in which the account is located. This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des credits caption.
BRAZIL
Terms and Conditions
Authorization for Transmission of Funds. I agree to execute a letter of authorization and any other agreements or consents that may be required to enable the Company, any Subsidiary or Affiliate or the Employer to remit accumulated payroll deductions from Brazil to the United States for the purchase of shares of Common Stock. I understand that if I fail to execute the letter of authorization or any other agreements or consents that may be required for the remittance of payroll deductions, I will not be able to participate in the ESPP.
Compliance with Law. By enrolling in the ESPP and accepting the terms of this Agreement, I acknowledge and agree to comply with all applicable Brazilian laws and pay any and all Tax-Related Items associated with the purchase and sale of shares of Common Stock acquired pursuant to the ESPP and the receipt of any dividends paid on such shares.
Nature of Grant. The following provision supplements Section 5 of the Global Subscription Agreement:
By enrolling and participating in the ESPP, I agree that (i) I am making an investment decision and (ii) the value of the shares of Common Stock is not fixed and may increase or decrease without compensation to me.
Notifications
Exchange Control Information. If I am a resident or domiciled in Brazil, I will be required to submit an annual or quarterly declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than a certain threshold (currently US$1,000,000). Assets and rights that must be reported include shares of Common Stock acquired pursuant to the ESPP.
BULGARIA
Notifications
Exchange Control Information. I will be required to file statistical forms with the Bulgarian National Bank annually regarding my receivables in bank accounts abroad as well as securities held abroad (e.g., shares of Common Stock acquired under the ESPP) if the total sum of all such receivables and securities equals or exceeds a certain threshold (currently BGN 50,000) as of the previous calendar year-end.  The reports are due by March 31. I should contact my bank in Bulgaria for additional information regarding these requirements.
CANADA
Terms and Conditions
Exclusion from Compensation or Salary. This provision replaces Section 5(g) of the Global Subscription Agreement:
except as explicitly and minimally required under applicable legislation, the ESPP and the shares of Common Stock subject to the ESPP, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, leave-related pay, holiday pay, pension or retirement or welfare benefits or similar payments;
No Compensation for Forfeiture and/or Recoupment. This provision replaces Section 5(j) of the Global Subscription Agreement:
except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the option to purchase shares of Common Stock under the ESPP resulting from termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where I am employed or the terms of my employment agreement, if any);
Termination of Service. The following provision replaces Section 5(k) of the Global Subscription Agreement:
in the event of termination of my employment (for any reason and whether or not later found to be invalid or in breach of Canadian laws or the terms of my employment agreement, if any), my right to participate in or otherwise benefit from the ESPP, if any, shall terminate effective as of the date I am no longer actually providing services to the Company or any other Designated Company (the “Termination Date”). Unless explicitly required under applicable legislation, the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. For greater certainty, I will not purchase or be entitled to any pro-rated purchase of shares for that portion of time before the date on which my participation terminates, nor will I be entitled to any compensation for lost purchase.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the ESPP during a statutory notice period, I acknowledge my right to participate in or otherwise benefit from the ESPP, if any, will terminate effective as of the last day of my minimum statutory notice period, but I will not earn or be entitled to any pro-rated purchase of shares if the Exercise Date falls after the end of my statutory notice period, nor will I be entitled to any compensation for the lost purchase of shares. For further clarity, any reference to a termination of my employment, or a date of termination under this Agreement or the ESPP, will be interpreted to mean the Termination Date.
The following provision applies if I reside in Quebec:
French Language Documents. The following provision replaces Section 8 of the Global Subscription Agreement in its entirety:
A French translation of this document and the ESPP are available to me on the Company’s Global Equity Programs LOOP Page (https://theloop.paloaltonetworks.com/loop/employee-resources/global-equity-programs/equity-plan-documents). Notwithstanding anything to the contrary in the ESPP or the Agreement, and unless I indicate otherwise, the French translation of this Agreement and the ESPP will govern my participation in the ESPP. If I transfer residency outside of Quebec, the English version of this Agreement and the ESPP will govern my participation in the ESPP.
Documents en langue française. La disposition suivante remplace le paragraphe 8 de la Convention mondiale de souscription dans son intégralité:
Une traduction française du présent document et du Régime est mise à ma disposition sur la page LOOP des programmes d'actions mondiaux de la Société (https://theloop.paloaltonetworks.com/loop/employee-resources/global-equity-programs/equity-plan-documents). Malgré toute disposition contraire dans le Régime ou la Convention, sauf si j’indique le contraire, la traduction française de la présente Convention et du Régime régira ma participation au Régime. Si je transfère ma résidence à l’extérieur du Québec, la version anglaise de la présente Convention et du Régime régira ma participation au Régime.
Data Privacy. This provision supplements the Data Privacy Provisions for Participants who reside outside of European Union / European Economic Area member states, Switzerland and the United Kingdom above in this Appendix:
I hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the ESPP. I further authorize the Company or any Subsidiary or Affiliate and the Administrator to disclose and discuss the ESPP with their advisors. I acknowledge and agree that my personal information, including sensitive personal information, may be transferred or disclosed outside the Province of Quebec, including to the United States. I further authorize the Company or any Subsidiary or Affiliate to record such information and to keep such information in my employee file. I also acknowledge that the Company and other parties involved in the administration of the ESPP may use technology for profiling purposes and make automated decisions that may have an impact on me or the administration of the ESPP.
Notifications
Securities Law Information. I acknowledge that I am permitted to sell shares of Common Stock acquired pursuant to the ESPP through the designated broker appointed under the ESPP, if any, provided the sale of the shares acquired pursuant to the ESPP takes place outside of Canada through the facilities of a stock exchange on which the shares are listed (i.e., the Nasdaq Global Select Market).
CHINA
Terms and Conditions
The following provisions will apply if I am subject to exchange control restrictions and requirements in the People’s Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company in its sole discretion:
Purchase Conditioned on Satisfaction of Regulatory Obligations. Notwithstanding anything to the contrary in the Agreement or the ESPP, no shares of Common Stock will be purchased on my behalf unless and until all necessary exchange control or other approvals with respect to the ESPP have been obtained from SAFE or its local counterpart (“SAFE Approval”) and maintained prior to each Exercise Date. In the event SAFE Approval has not been obtained or maintained prior to any Exercise Date(s), the Company may return payroll deductions credited to my account but not used to purchase shares during the Purchase Period, without interest, or take such other steps as it determines in its sole discretion to be necessary for the implementation of the ESPP. In such case, participation in the ESPP will continue, unless I otherwise withdraw from or become ineligible to participate in the ESPP.
Shares Must Remain With Company’s Designated Broker. I agree to hold any shares of Common Stock acquired under the ESPP with E*TRADE, or such other broker as the Company may designate, until the shares are sold. The limitation shall apply to all shares issued to me under the ESPP, whether or not I remain an Eligible Employee.
Sale of Shares. Due to local regulatory requirements, I understand and agree that the Company may require that any shares of Common Stock purchased under the ESPP be immediately sold.
I further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on my behalf pursuant to this authorization without further consent) and I expressly authorize the Company’s designated broker to complete the sale of such shares. In this regard, I agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that I shall not be permitted to exercise any influence over how, when or whether the sales occur. I acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price.
If the Company, in its discretion, does not exercise its right to require the automatic sale of the shares purchased under the ESPP, as described in the preceding paragraph, I understand and agree that any shares acquired under the ESPP must be sold no later than six months from my termination of employment, or within any such other period as may be permitted by the Company or required by SAFE. I understand that any shares acquired under the ESPP that have not been sold within six months of my termination or within such other period as may be permitted by the Company or required by SAFE will be automatically sold by the designated broker pursuant to this authorization without further consent and subject to the terms of the preceding paragraph.
Upon the sale of the shares, I will receive the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy any Tax-Related Items.  I agree to comply with all requirements the Company may impose in order to facilitate compliance with exchange control requirements in China prior to receipt of the cash proceeds. I acknowledge that I am not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
Exchange Control Requirements.  By enrolling and participating in the ESPP, I understand and agree that, pursuant to local exchange control requirements, I will be required to repatriate the cash proceeds from the sale of the shares and the receipt of any dividends to China.  I further understand that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Employer or another Subsidiary or Affiliate, and I hereby consent and agree that any proceeds from the sale of any shares I acquire under the ESPP and any dividends may be transferred to such special account prior to being delivered to me.
I further understand that the proceeds will be delivered to me as soon as possible, but there may be delays in distributing the funds to me due to exchange control requirements in China. Proceeds may be paid to me in U.S. dollars or local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, I will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, I agree that the Company, the Employer or any other Subsidiary or Affiliate in China is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. I agree to bear any currency fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to me through the special account described above.
I further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Additional Restrictions. No shares of Common Stock will be purchased or issued unless the Company determines that such purchase and issuance and delivery of shares complies with all Applicable Laws. Further, the Company is under no obligation to purchase and/or issue shares if the Company’s SAFE approval becomes invalid or ceases to be in effect by the Exercise Date.
COSTA RICA
Terms and Conditions
Authorization for Payroll Deductions. I hereby expressly acknowledge that my authorization to the Employer to withhold a percentage of my Compensation, as specified in the Global Subscription Agreement, was given voluntarily for purposes of my participation in the ESPP.
CZECH REPUBLIC
Terms and Conditions
Payroll Deduction Authorization. I hereby authorize the Employer to take payroll deductions from each of my paychecks during the Offering Period at the percentage of my Compensation (from 1% to 15%) as indicated on the online enrollment page. I understand that, by electronically accepting this Agreement, I am executing the attached Agreement on Wage Deductions. I understand I will not be able to participate in the ESPP if I fail to execute the Agreement on Wage Deductions.
Notifications
Exchange Control Information. The Czech National Bank may require me to fulfill certain notification duties in relation to the purchase of shares of Common Stock under the ESPP and/or the opening and maintenance of a foreign bank or brokerage account. In addition, I may need to report certain events even in the absence of a request from the Czech National Bank. Because exchange control regulations may change without notice, I should consult my personal legal advisor prior to the purchase or the sale of shares of Common Stock to ensure compliance with current regulations. It is my responsibility to comply with any applicable Czech exchange control laws.

DOHODA O SRÁŽKÁCH ZE MZDY	AGREEMENT ON WAGE DEDUCTIONS
(dále jen „Dohoda“)	(hereinafter referred to as the “Agreement”)

uzavřená podle zákona č. 262/2006 Sb., zákoníku práce (dále jen „zákoník práce“) mezi:	concluded pursuant to Act No. 262/2006, the Labor Code (hereinafter referred to as the “Labor Code”), between:

Palo Alto Networks (Czech) s.r.o., společností založenou a existující podle práva České republiky, se sídlem Město, Czech Republic, IČO: 038 66 149, dále jen „Zaměstnavatel“,
Palo Alto Networks (Czech) s.r.o., a company established and existing under the laws of the Czech Republic, with its registered seat at Město, Czech Republic, Identification No.: 038 66 149 hereinafter referred to as the “Employer”,

a	and

zaměstnancem, který se elektronicky přihlásil k účasti v Doplněném a přepracovaném obecném plánu Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan („Plán“) a jehož datum narození a trvalé bydliště jsou vedeny v záznamech Palo Alto Networks, Inc., dále jen „Zaměstnanec“,
The employee who has electronically enrolled in the Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan (“Plan”) and whose date of birth and home address are maintained in the records of Palo Alto Networks, Inc., hereinafter referred to as the "Employee."

Zaměstnanec a Zaměstnavatel dále také jen společně jako „Strany“ či jednotlivě jako „Strana“.	Employee and Employer are hereinafter also referred to jointly as “Parties” or individually as a “Party.”

1. Zaměstnanec je oprávněn účastnit se Plánu a kupovat kmenové akcie („Akcie“), společnosti Palo Alto Networks, Inc., se sídlem 3000 Tannery Way, Santa Clara, California 95054, U.S.A. („Společnost“), a to za podmínek stanovených Plánem a jakoukoliv dodatečnou dohodou o zápise, uzavřenou mezi Zaměstnancem a Společností. Není-li výslovně uvedeno jinak, jednotlivé termíny a definice užívané v této Dohodě mají význam, který je jim připisován v Plánu.

1. The Employee is eligible to participate in the Plan and to purchase shares of common stock (“Shares”) of Palo Alto Networks, Inc., with registered address at 3000 Tannery Way, Santa Clara, California 95054, U.S.A. (“Company”), under the terms and conditions of the Plan and any additional subscription agreement entered into between the Employee and the Company. Unless explicitly stated otherwise, individual terms and definitions used herein have the meaning assigned to them in the Plan.

2. Zaměstnanec bude hradit svůj příspěvek na kupní cenu Akcií dle Plánu, a to prostřednictvím srážek ze mzdy Zaměstnance, vyplácené mu Zaměstnavatelem, a to počínaje prvním platebním termínem následujícím po zápise Zaměstnance do Plánu. Zaměstnanec tímto dává souhlas Zaměstnavateli, aby Zaměstnavatel prováděl jednou za každý kalendářní měsíc srážku ze mzdy Zaměstnance (ve smyslu § 145 zákoníku práce podle ustanovení § 146 písm. b) zákoníku práce a článků 3.01 a 6 Plánu) ve výši, která nepřesáhne 25 000 USD (v českých korunách) v hodnotě akcií za kalendářní rok, odpovídající procentu ze mzdy Zaměstnance (jak je definována v Plánu), které se Zaměstnanec rozhodl přispívat po zápise do Plánu. Jestliže Zaměstnanec následně zvýší či sníží procento svého příspěvku (jak je povoleno v podmínkách Plánu), výše srážek Zaměstnance se adekvátně změní. Mimoto pokud se změní mzda Zaměstnance, výše srážek se může adekvátně změnit.

Například, pokud mzda Zaměstnance v měsíci po zápise činí 100 000 Kč a Zaměstnanec se rozhodl přispívat 10% své mzdy na nákup Akcií dle Plánu, Zaměstnavatel je oprávněn provést srážku 10 000 Kč ze mzdy Zaměstnance v měsíci po Dni zápisu. Jestliže se mzda Zaměstnance zvýší na 120 000 Kč v následujícím měsíci, Zaměstnavatel je oprávněn provést srážku 12 000 Kč ze mzdy Zaměstnance. Jestliže Zaměstnanec sníží procento svého příspěvku na 5% v následujícím měsíci, Zaměstnavatel je oprávněn provést srážku 6 000 Kč ze mzdy Zaměstnance.

2. The Employee will pay his/her contributions to purchase Shares under the Plan by way of deductions from wages paid to the Employee by the Employer, starting with the first pay day following the Enrollment Date. The Employee hereby grants his/her consent to the Employer to make deductions once per calendar month (pursuant to Sec. 145 of the Labor Code pursuant to Sec. 146 (b) of the Labor Code and Sections 3.01 and 6 of the Plan) to the extent not to exceed USD 25,000 (in Czech crowns) worth of stock per calendar year that reflects the percentage of the Employee’s Compensation (as defined in the Plan) that he or she has elected to contribute upon enrollment in the Plan. If the Employee subsequently increases or decreases his/her contribution percentage (as permitted under the terms of the Plan), the amount of the Employee’s deductions will change accordingly. In addition, if the Employee’s Compensation changes, the amount of the deductions may change accordingly.

By way of example, if the Employee’s Compensation in the month after enrollment is CZK 100,000 and the Employee has elected to contribute 10% of his or her Compensation to purchase Shares under the Plan, the Employer is authorized to deduct CZK 10,000 from the Employee’s Compensation in the month after the Enrollment Date. If the Employee’s Compensation increases to CZK 120,000 in a subsequent month, the Employer is authorized to deduct CZK 12,000 from the Employee’s Compensation in the month of the increase. If the Employee decreases his or her contribution percentage to 5% in a subsequent month, the Employer is authorized to deduct CZK 6,000 from the Employee’s Compensation.

3. Zaměstnavatel se zavazuje poukazovat provedené srážky ze mzdy dle této Dohody Společnosti, a to do 30 dnů od data zakoupení. Zaměstnavatel je oprávněn použít sražené finanční prostředky dle této Dohody výhradně v souladu s podmínkami a pravidly uvedenými v této Dohodě a Plánu a vrátit jakékoliv srážky Zaměstnanci, pokud to vyžaduje Plán.	3. The Employer undertakes to remit the wage deductions under this Agreement to the Company within 30 days prior to the Exercise Date. The Employer is entitled to use such wage deductions solely in accordance with the terms and conditions of this Agreement and the Plan, and to refund any deductions to the Employee, if required by the Plan.

4. Zaměstnanec potvrzuje a souhlasí s tím, že veškeré srážky ze mzdy Zaměstnance provedené v minulosti v souvislosti s účastí Zaměstnance na Plánu byly v souladu s českým právem a Zaměstnanec dal se všemi těmito srážkami řádný souhlas.	4. The Employee acknowledges and agrees that any past deductions from the Employee’s Compensation with respect to the Employee’s participation in the Plan complied with Czech law and the Employee duly authorized all such deductions.

5. Tato Dohoda zaniká:

a) pokud je (písemně) vypovězena jakoukoliv Stranou; nebo
b) pokud je ukončena účast Zaměstnance v Plánu, jak je stanoveno v Plánu (včetně situace, kdy Zaměstnanec ukončí pracovní poměr nebo odstoupí od Plánu).

5. This Agreement terminates:

(a) if it is terminated (in writing) by either Party; or
(b) when the Employee’s participation in the Plan is terminated, as set forth in the Plan (including if the Employee terminates employment or withdraws from the Plan).

6. Tato Dohoda je vyhotovena v českém a anglickém jazyce. Rozhodující je české znění této Dohody. Každá Strana obdrží jedno vyhotovení této Dohody. Jakékoli změny této Dohody mohou být učiněny jen písemnou dohodou podepsanou oběma Stranami.
6. This Agreement has been executed in Czech and English language. The Czech language version of this Agreement shall be decisive. Each Party will receive one version of this Agreement. Any change(s) to this Agreement may only be made by a written agreement signed by both Parties.

Obě Strany tímto prohlašují a potvrzují, že tato Dohoda byla uzavřena po vzájemném projednání a to svobodně, vážně a určitě, nikoliv v tísni za nápadně nevýhodných podmínek a na důkaz toho Strany vyjadřují osobně či prostřednictvím svých zástupců svůj souhlas.	Both Parties represent and declare that this Agreement has been concluded upon mutual discussion, freely, seriously and definitely and not under strikingly unfavorable conditions, in witness whereof, the Parties themselves or through their representatives have agreed hereto.

DENMARK
Terms and Conditions
Danish Stock Option Act. By accepting the option to purchase shares of Common Stock and enrolling in the ESPP, I acknowledge that I have received the Employer Statement translated into Danish and set forth below, which is being provided to comply with the Danish Stock Option Act (the “Act”).
I acknowledge that the Act has been amended as of January 1, 2019. Accordingly, I agree that in the event of termination of my employment, the provisions governing my participation in the ESPP under this Agreement and the ESPP will apply for any Offering Period which begins on or after January 1, 2019. The relevant provisions are detailed in the Agreement, the ESPP and the Employer Statement.

EMPLOYER STATEMENT	ARBEJDSGIVERERKLÆRING
Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the "Stock Option Act"), you are entitled to receive the following information regarding the PALO ALTO NETWORKS, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) in a separate written statement.
This statement contains information applicable to your participation in the ESPP, as required under the Stock Option Act. Additional terms and conditions of the ESPP are described in the ESPP and other subscription materials, which have been made available to you. In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the ESPP subscription materials, this Employer Statement shall prevail. Capitalized terms used but not defined herein, shall have the same meaning as terms defined in the ESPP.

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger vedrørende PALO ALTO NETWORKS, Inc.'s medarbejderaktieordning "2012 Employee Stock Purchase Plan" (i det følgende kaldet "ESPP").
Denne erklæring indeholder de i henhold til Aktieoptionsloven krævede oplysninger vedrørende din deltagelse i ESPP. Yderligere kriterier og betingelser for ordningen er beskrevet i ESPP og det andet tegningsmateriale, som du har fået udleveret. I tilfælde af uoverensstemmelser mellem en bestemmelse i denne Arbejdsgivererklæring og bestemmelserne i ESPP-tegningsmaterialet skal denne Arbejdsgivererklæring have forrang. Begreber, der står med stort begyndelsesbogstav i denne Arbejdsgivererklæring, men som ikke er defineret heri, har samme betydning som de i ESPP definerede begreber.

1.    Time of grant of right to purchase stock under the ESPP
Provided you are eligible to participate in the ESPP and decide to enroll in the ESPP, consistent with the requirements of the ESPP, you will be granted a right to purchase shares of stock of PALO ALTO NETWORKS, Inc. (the “Company”) at the beginning of each Offering Period, as defined in the ESPP, as long as you remain enrolled in the ESPP.
For each Offering Period, you may elect to have payroll deductions from each paycheck in the amount of a specific percentage of your Compensation on each payday (from 1 to 15%). Your participation in the ESPP is subject to the additional terms and conditions provided in the ESPP materials.

1.    Tidspunktet for tildeling af retten til at købe aktier i henhold til ESPP
Forudsat at du er berettiget til at deltage i ESPP samt beslutter dig for at tilmelde dig ESPP, vil du i overensstemmelse med kravene i ESPP få tildelt en ret til at købe aktier i PALO ALTO NETWORKS, Inc. ("Selskabet") ved starten af hver Udbudsperiode (som defineret i ESPP), så længe du vedbliver at være tilmeldt ESPP.
For hver Udbudsperiode kan du vælge, at der i forbindelse med hver lønudbetaling fra din løn trækkes et beløb svarende til en bestemt procentdel af dit Vederlag (fra 1 til 15%). Din deltagelse i ESPP er underlagt de yderligere kriterier og betingelser, som fremgår af ESPP-materialet.

 2.    Terms or conditions for grant of a right to future purchases of stock.
The ESPP is offered at the discretion of the Company’s Board of Directors. The Company may terminate, suspend or amend the ESPP at any time and without the consent of the participating employees.

2.    Kriterier eller betingelser for tildeling af retten til senere at købe aktier
ESPP udbydes efter Selskabets bestyrelses frie skøn. Selskabet har til enhver tid ret til at ophæve, afbryde eller ændre ESPP uden de deltagende medarbejderes samtykke.

3.    Purchase Date
On the last day of each Purchase Period, or the next trading day, if the last day is not a trading day (i.e., the Exercise Date), shares of common stock of the Company will automatically be purchased for you with your accumulated payroll deductions. The number of shares purchased will depend upon the Purchase Price, as defined below, and the amount of accumulated payroll deductions. You will become the immediate owner of the shares purchased and you may then sell your shares at any time.

3.    Købsdato
På den sidste dag i hver købsperiode, eller, hvis denne dag ikke er en handelsdag, på den næstfølgende handelsdag efter den sidste dag i hver Udbudsperiode (dvs. Udnyttelsesdatoen) vil der automatisk blive købt ordinære aktier i Selskabet til dig for det akkumulerede beløb, der er fratrukket dine lønudbetalinger. Antallet af købte aktier afhænger af Købskursen (som defineret nedenfor) og det akkumulerede beløb, der er fratrukket dine lønudbetalinger. Du bliver den umiddelbare ejer af de købte aktier, og du kan til enhver tid sælge dine aktier.

4.    Purchase Price
The Purchase Price per share shall mean an amount equal to 85% of the lesser of (a) the Fair Market Value, as defined in the ESPP, of a share of common stock on the Enrollment Date; or (b) the Fair Market Value, as defined in the ESPP, of a share of common stock on the Exercise Date.

4.    Købskurs
Købskursen pr. aktie betyder et beløb svarende til 85% af det laveste af de to følgende beløb: (a) Markedskursen (som defineret i ESPP) på en ordinær aktie på Tilmeldingsdato eller (b) Markedskursen (som defineret i ESPP) på en ordinær aktie på Udnyttelsesdatoen.

5.    Your rights upon termination of employment
The treatment of your ESPP rights upon termination of employment will be determined in accordance with the termination provisions in the ESPP and the ESPP subscription materials, pursuant to which your right to purchase shares under the ESPP will terminate immediately as of the date you cease to actively provide services.

5.    Din retsstilling i forbindelse med fratræden
I tilfælde af dit ansættelsesforholds ophør vil dine ESPP-rettigheder blive behandlet i overensstemmelse med fratrædelsesbestemmelserne i ESPP og ESPP-tegningsmaterialet, ifølge hvilke din ret til at købe aktier i henhold til ESPP ophører øjeblikkeligt med virkning fra det tidspunkt, hvor du ophører med aktivt at levere ydelser.

6.    Financial aspects of participating in the ESPP
Aside from the payroll deductions which will start after you enroll in the ESPP, the ESPP offering has no immediate financial consequences for you. The value of the shares purchased for you under the ESPP are not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.
Shares of stock are financial instruments and investing in stock will always have financial risk. The possibility of profit at the time you sell your shares will not only be dependent on the Company’s financial development, but also on the general development of the stock market, among other things. In addition, after you purchase shares, the shares could decrease in value even below the Purchase Price.
Stock Plan Services

6.    Økonomiske aspekter ved at deltage i ESPP
Bortset fra de fradrag i din løn, der vil blive påbegyndt, når du har tilmeldt dig ESPP, har ESPP-udbuddet ikke nogen umiddelbare økonomiske konsekvenser for dig. Værdien af de aktier, der købes til dig i henhold til ESPP, indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige vederlagsafhængige lovpligtige ydelser.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for en gevinst på det tidspunkt, hvor du sælger dine aktier, afhænger ikke kun af Selskabets økonomiske udvikling, men også bl.a. af den generelle udvikling på aktiemarkedet. Derudover kan aktiernes værdi efter købstidspunktet falde til en værdi, der ligger under Købsprisen.
Aktieordningsadministrationen

FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Securities Law Information. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in France. The Information Document is attached hereto as Exhibit C.
French Translation. The following is a French translation of Section 2 of the Global Subscription Agreement:
Montant de la Contribution. Par la présente, j’autorise des déductions sur mon salaire d’un pourcentage de ma Rémunération (de 1% à 15%) sur chacune de mes fiches de paie de chaque jour de paie, tel qu’indiqué sur la page de souscription en ligne (et, comme j'ai la possibilité de modifier, dans la mesure permise par le Plan d'Achat d'Actions et de l'Administrateur), et ce durant toute la Période d’Offre en vertu du Plan d’Achat d’Actions. (Merci de noter qu’aucune décimale n’est autorisée dans les pourcentages). Je reconnais qu'un pourcentage de ma Rémunération inférieur à celui indiqué par moi peut être cotisé si nécessaire pour se conformer aux lois applicables (en particulier les lois applicables relatives aux exigences de salaire minimum).
Je comprends que le Plan d’Achat d’Actions est un régime volontaire et je reconnais que toutes les retenues salariales que je choisis de cotiser à le Plan d’Achat d’Actions sont effectuées sur une base entièrement volontaire. Je comprends que ces déductions opérées sur mon salaire seront accumulées pour l’achat des Actions au Prix d’Achat applicable déterminé en vertu du Plan d’Achat d’Actions. Je comprends également que, sous réserve des dispositions du Plan d’Achat d’Actions, je peux modifier le taux de mes retenues salariales ou librement me retirer de la participation au Plan d’Achat d’Actions (par le biais du processus électronique désigné par la Société) et recevoir un remboursement intégral de toutes les contributions volontaires que j'ai versées dans le cadre de le Plan d’Achat d’Actions qui n'ont pas été affectées à l'achat d'Actions. Enfin, je comprends que si je ne me retire pas durant la Période d’Offre, toute accumulation de déductions sur mon salaire serait automatiquement utilisée pour exercer mon option et acheter des Actions en vertu du Plan d’Achat d’Actions.
À moins que je ne me retire du Plan d'Achat d'Actions, ou que je ne devienne inéligible au Plan d'Achat d'Actions, ou à moins que le Plan d'Achat d'Actions ne soit dénoncé par la Société, je continuerai à souscrire au Plan d'Achat d'Actions au cours des Périodes d'Offres suivantes et les Actions seront acquises en mon nom à la Date d'Exercice applicable avec le montant total des déductions effectuées sur mon salaire. La souscription au Plan d'Achat d'Actions continuera d'être régie par cet Accord et le Plan d'Achat d'Actions. A sa discrétion et dans la mesure permise par le Plan d'Achat d'Actions, la Société pourra modifier le Plan d'Achat d'Actions et/ou cet Accord, et en continuant à souscrire au Plan d'Achat d'Actions, sans avoir besoin de fournir un consentement exprès, j'accepte les termes et conditions du Plan d'Achat d'Actions modifié et/ou de l'Accord.
J'accepte de signer un accord de participation distinct avec la Société ou l'Employeur (tel que défini ci-dessous), ou tout autre accord ou consentement qui pourrait être requis par la Société ou l'Employeur dans le cadre de cette autorisation, maintenant ou à l'avenir. Je comprends que je ne pourrai pas participer à le Plan d’Achat d’Actions si je n'exécute pas un tel consentement ou accord.
Language Consent. By enrolling in the ESPP, I confirm having read and understood the documents relating to the grant of the option to purchase shares of Common Stock under the ESPP, which were provided in the English language. I accept the terms of those documents accordingly.
Accord sur la langue. En souscrivant au Plan d’Achat d’Actions, je confirme avoir lu et compris les documents en lien avec l’octroi du droit d’acquérir des actions en vertu du Plan d’Achat d’Actions, lesquels m’ont été communiqués en langue anglaise. J’accepte les termes de ces documents en connaissance de cause.
GERMANY
Notifications
Securities Law Information. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in Germany. The Information Document is attached hereto as Exhibit C.
Exchange Control Information. Certain cross-border transactions in excess of a certain threshold (currently €50,000) (the “Threshold”) must be reported to the German Federal Bank (Bundesbank). If I make or receive a payment in excess of the Threshold (including if I acquire shares of Common Stock under the ESPP with a value in excess of the Threshold or sell shares of Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of the Threshold) and/or if the Company withholds or sells shares of Common Stock with a value in excess of the Threshold to cover Tax-Related Items, I must report the payment and/or the value of the shares of Common Stock withheld or sold to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available via the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by the Bundesbank. I understand I am responsible for complying with applicable reporting requirements.
GREECE
There are no country-specific provisions.
GUERNSEY
There are no country-specific provisions.
HONG KONG
Notifications
Securities Law Information. Warning: The option to purchase shares of Common Stock and the issuance of shares of Common Stock upon purchase do not constitute a public offer of securities under Hong Kong law and are available only to Eligible Employees. The ESPP, the Agreement, this Appendix and other incidental communication materials that I may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the ESPP have been reviewed by any regulatory authority in Hong Kong. I understand that I should exercise caution in relation to the offer. If I am in any doubt about any of the contents of the ESPP, the Agreement, this Appendix or any other communication materials, I should obtain independent professional advice.
HUNGARY
Terms and Conditions
Authorization for Payroll Deductions. I understand that as a condition of my participation in the ESPP, I will be required to execute the attached Consent for Deduction form. I understand that, by electronically accepting this Agreement, I am executing the attached Consent for Deduction form. I understand that I will not be able to participate in the ESPP until the Company receives my executed form.
(Consent for Deduction form on next page)

CONSENT FOR DEDUCTION	HOZZÁJÁRULÁS LEVONÁSHOZ

I, the undersigned, in order to participate in the Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan (“ESPP”), authorize my employer to withhold payroll deductions in the amount of my Compensation I indicated on the online enrollment page, or such other percentage as subsequently selected by me under the ESPP. I understand that this amount must not be less than 1% and not more than 15% of my Compensation for any purchase period with the reservation that the deductions are made in accordance with the applicable provisions of the Hungarian labor law.
Alulírott, a Palo Alto Networks, Inc. 2012 Munkavállalói Részvényvásárlási Programjában (“Program”) való részvételem érdekében felhatalmazom a munkáltatóm, hogy a nettó munkabéremből levonja a Kompenzációmnak az általam az online jelentkezési oldalon megjelölt összegét, vagy az általam a Program ideje alatt a későbbiekben meghatározott százalékát. Tudomásul veszem, hogy ez az összeg nem lehet kevesebb, mint a Kompenzációm egy százaléka és nem haladhatja meg annak tizenöt százalékát egyetlen vásárlási időszakban sem, feltéve, hogy a levonások a magyar munkajog vonatkozó rendelkezéseinek megfelelően történtek.

I acknowledge and agree that any past payroll deductions from my Compensation with respect to my participation in the ESPP complied with Hungarian law and that I authorized all such deductions.
Tudomásul veszem és elfogadom, hogy a Kompenzációmból korábban a Programban való részvételemre tekintettel teljesített levonások a magyar jogszabályoknak megfelelően történtek, és ezen levonásokhoz hozzájárultam.

All the terms written in capital letters shall have the meanings given to them in the ESPP.	Valamennyi nagybetűs fogalom a Programban meghatározott jelentéssel bír.

In case of any discrepancies between the Hungarian language version of this document and its English language version, the Hungarian language version shall prevail.	Jelen dokumentum magyar és angol nyelvű változata közötti bármilyen eltérés esetén a magyar nyelvű változat az irányadó.

INDIA
Terms and Conditions
Tax Collection at Source. By enrolling and participating in the ESPP, I understand that Tax Collection at Source (“TCS”) may apply to funds remitted out of India if the funds exceed a certain amount (currently, INR 1,000,000) during the Indian fiscal year (“TCS Threshold”). Therefore, my annual remittances out of India, including my payroll deductions contributed under the ESPP, may be subject to TCS. Depending on the procedures established by the Employer and the bank remitting the funds out of India, I understand and agree that the Company or the Employer may deduct any applicable TCS via any withholding method set forth in Section 4 of the Global Subscription Agreement. If any applicable TCS is not deducted via any withholding method set forth in Section 4 of the Global Subscription Agreement, I understand that the Employer or the bank may collect any applicable TCS from my contributed payroll deductions and remit the remaining payroll deductions to the Company which may impact the number of shares of Common Stock that I will be able to purchase with my payroll deductions under the ESPP. I understand that I may be required to provide a declaration to the Employer or the bank remitting the funds regarding whether the TCS Threshold has been reached based on all my remittances out of India, including payroll deductions contributed under the ESPP, and I agree to provide such declaration upon request.
Notifications
Exchange Control Information. I understand that I must repatriate any proceeds from the sale of shares of Common Stock purchased under the ESPP and any dividends received in relation to the shares of Common Stock to India and convert the proceeds into local currency within such period of time as required under applicable regulations. I should obtain a foreign inward remittance certificate (the “FIRC”) from the bank where I deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. I also agree to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India.
INDONESIA
Terms and Conditions
Language Consent. By enrolling and participating in the ESPP, I (i) confirm having read and understood the documents relating to the grant (i.e., the ESPP and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation.
Persetujuan Bahasa. Dengan mendaftar dan ikut serta dalam ESPP, saya (i) memberikan konfirmasi bahwa saya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, ESPP dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya.
Notifications
Exchange Control Information. Indonesian residents are obliged to provide the Indonesian central bank (Bank Indonesia) with information on foreign exchange activities. The reporting must be completed online through Bank Indonesia’s website, no later than the 15th day of the month following the month in which the foreign exchange activity took place.
In addition, if I remit funds into or out of Indonesia (e.g., proceeds from the sale of shares of Common Stock), the Indonesian Bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions that equal or exceed a certain threshold (currently US $10,000), a description of the transaction must be included in the report.
IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Subsidiary must notify the Irish Subsidiary in writing if they receive or dispose of an interest in the Company representing more than 1% of the Company’s voting share capital (e.g., right to purchase shares of Common Stock under the ESPP, shares, etc.), if they become aware of the event giving rise to the notification requirement or if they become a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
Terms and Conditions
Israeli Appendix. I acknowledge and agree that the offer of the ESPP is subject to the terms and conditions of the Appendix - Israeli Taxpayers to the ESPP, which has been provided or otherwise made available to me.
ITALY
Terms and Conditions
ESPP Document Acknowledgment. In participating in the ESPP, I acknowledge that I have received a copy of the ESPP and the Agreement and have reviewed the ESPP and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the ESPP and the Agreement. I further acknowledge that I have read and specifically and expressly approve the following sections of the Global Subscription Agreement: Section 4 - Responsibility for Taxes; Section 5 - Nature of Grant; Section 7 - Governing Law; Section 8 - Language; Section 9 - Electronic Delivery and Acceptance; Section 10 - Severability; and the Data Privacy Provisions for Participants who reside in European Union / European Economic Area member states, Switzerland and the United Kingdom above in this Appendix.
JAPAN
There are no country-specific provisions.
KOREA
Terms and Conditions
Power of Attorney. If so requested by the Company or the Employer, I understand that I must print, sign and return a Power of Attorney in a form provided to me by the Company or the Employer to my local human resources representative in order to participate in the ESPP.
Notifications
Exchange Control Information. Korean residents may need to file a report with a Korean foreign exchange bank if the Korean resident sells shares of Common Stock acquired under the ESPP and/or receives cash dividends in excess of a certain threshold (currently US$5,000) (per transaction) and deposits the proceeds into a non-Korean bank account. The reporting is not required if proceeds are deposited into a non-Korean brokerage account. I am responsible for complying with any applicable exchange control reporting obligations in Korea and I should consult my personal legal advisor to determine my personal reporting obligations.
LATVIA
There are no country-specific provisions.
LITHUANIA

Terms and Conditions
Language Consent. By enrolling and participating in the ESPP, I unambiguously and irrevocably confirm having read and understood the documents relating to the ESPP (the Plan and the Agreement), which were prepared and provided in English language. I confirm and wholly accept the terms of those documents accordingly.
Registruodamasis ir dalyvaudamas ESPP, nedviprasmiškai ir neatšaukiamai patvirtinu, kad perskaitė ir suprato dokumentus susijusius su ESPP (Planą ir Sutartį), kurie buvo parengti ir pateikti anglų kalba. Atitinkamai, patvirtina ir visiškai sutinka su diose dokumentuose išdėstytomis sąlygomis.

Notifications
Foreign Asset/Account Reporting Information. Lithuanian residents holding shares of Common Stock acquired under the ESPP outside Lithuania (in the securities accounts open with the non-Lithuanian brokers, credit institutions or similar) have to declare their foreign accounts where such securities are held to the State Tax Inspectorate of the Republic of Lithuania (“STI”).

Tax Reporting Information. I understand that I must file an annual tax return providing details of income received from abroad (including income in kind, e.g., the shares of Common Stock once they are obtained under the title of ownership) to the STI.

LUXEMBOURG
There are no country-specific provisions.

MALAYSIA
Terms and Conditions
Data Privacy. This provision replaces the Data Privacy Provisions for Participants who reside outside of European Union / European Economic Area member states, Switzerland and the United Kingdom above in this Appendix:

I consent to the collection, use and transfer, in electronic or other form, of my personal data as described in the Global Subscription Agreement and any other Plan grant materials by and among, as applicable, the Employer, the Company and any other Subsidiary or Affiliate or any third parties authorized by the same in assisting in the implementation, administration and management of my participation in the ESPP.

Saya bersetuju dengan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi saya seperti yang dinyatakan dalam Perjanjian Langganan dan apa-apa bahan geran Pelan oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat dan mana-mana Anak Syarikat atau Syarikat Sekutu atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan saya dalam Pelan.

I may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about me, including, but not limited to, my name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and conditions of my participation in the ESPP, details of all options or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the ESPP.

Sebelum ini, saya mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang saya, termasuk, tetapi tidak terhad kepada, nama saya, alamat rumah, alamat emel dan nombor telefon, tarikh lahir, nombor insurans sosial, pasport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer atau saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan saya dalam Pelan, butir-butir semua opsyen atau apa-apa hak lain untukSyer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah saya  (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.

I also authorize any transfer of Data, as may be required, to E*TRADE Financial Services, Inc. and its affiliates (“E*TRADE”) or such designated broker which may be assisting the Company with the implementation, administration and management of the ESPP in the future and with whom any shares acquired upon exercise of the options are deposited. I acknowledge that these recipients may be located in my country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to my country, which may not give the same level of protection to Data. I understand that I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I authorize the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing my participation in the ESPP to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the ESPP. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the ESPP. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing my local human resources representative, whose contact details are equity@paloaltonetworks.com.

Saya juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada E*TRADE Financial Services, Inc. dan syarikat sekutunya (“E*TRADE”) atau broker yang ditetapkan yang mungkin membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan pada masa depan dan dengan sesiapa yang didepositkan dengan Syer-syer yang diperolehi melalui pelaksanaan opsyen. Saya mengakui bahawa penerima-penerima ini mungkin berada di negara saya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara saya, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Saya faham bahawa saya boleh meminta senarai nama dan alamat mana-mana penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan saya. Saya memberi kuasa kepada Syarikat, E*TRADE dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan tunggal untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan. Saya faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan. Saya faham bahawa saya boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta apa-apa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi equity@paloaltonetworks.com.

Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant future options or other equity awards to me or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the ESPP. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
Selanjutnya, saya memahami bahawa saya memberikan persetujuan di sini secara sukarela. Jika saya tidak bersetuju, atau jika saya kemudian membatalkan persetujuan saya, status pekerjaan atau perkhidmatan saya dengan Majikan tidak akan terjejas; satu-satunya akibat jika saya tidak bersetuju atau menarik balik persetujuan saya adalah bahawa Syarikat tidak akan dapat memberikan opsyen pada masa depan atau anugerah ekuiti lain kepada saya atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, saya faham bahawa keengganan atau penarikan balik persetujuan saya boleh menjejaskan keupayaan saya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan saya untuk memberikan keizinan atau penarikan balik keizinan, saya fahami bahawa saya boleh menghubungi wakil sumber manusia tempatan saya.
Notifications
Director Notification Obligation. Malaysian resident participants who are directors of a Malaysian Subsidiary or Afilliate are subject to certain notification requirements under the Malaysian Companies Act 2016. Among these requirements is an obligation to notify the Malaysian Subsidiary or Afilliate in writing when receiving or disposing of an interest (e.g., purchase rights, shares, etc.) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Acknowledgement of the Agreement. By enrolling and participating in the ESPP, I acknowledge that I have received a copy of the ESPP and the Agreement, including this Appendix, which I have reviewed. I further acknowledge that I accept all the provisions of the ESPP and the Agreement, including this Appendix. I also acknowledge that I have read and specifically and expressly approves the terms and conditions set forth in Section 5 of the Global Subscription Agreement, which clearly provide as follows:
(1)    My participation in the ESPP does not constitute an acquired right;
(2)    The ESPP and my participation in it are offered by the Company on a wholly discretionary basis;
(3)    My participation in the ESPP is voluntary; and
(4)    The Company and any of its Parent and Subsidiaries are not responsible for any decrease in the value of any shares of Common Stock purchased under the ESPP.
Labor Law Policy and Acknowledgment. I expressly recognize that the Company, with registered offices at 3000 Tannery Way, Santa Clara, California 95054, USA, is solely responsible for the administration of the ESPP and that my participation in the ESPP and purchase of shares of Common Stock does not constitute an employment relationship between myself and the Company since I am participating in the ESPP on a wholly commercial basis. Based on the foregoing, I expressly recognize that the ESPP and the benefits that I may derive from participation in the ESPP do not establish any rights between myself and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer and any modification of the ESPP or its termination shall not constitute a change or impairment of the terms and conditions of my employment.
I further understand that my participation in the ESPP is as a result of a unilateral and discretionary decision of the Company, therefore, the Company reserves the absolute right to amend and/or discontinue my participation at any time without any liability to me.
Finally, I hereby declare that I do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the ESPP or the benefits derived under the ESPP, and I therefore grant a full and broad release to the Company, its branches, representation offices, shareholders, officers, agents or legal representatives and any Subsidiary or Affiliate with respect to any claim that may arise.
Reconocimiento del Convenio. Al inscribirme y participar en el ESPP, reconozco que he recibido y revisado una copia del ESPP y del Convenio, incluyendo este Apéndice. De igual forma, reconozco y acepto todas las disposiciones del ESPP y del Convenio, incluyendo el apéndice. También reconozco que he leído y que apruebo de forma expresa todos los términos y condiciones establecidos en la sección 5 del Convenio de Subscripción Global, que claramente establece lo siguiente:
(1)    Mi participación en el ESPP no constituye un derecho adquirido;
(2)    El ESPP y mi participación en el mismo se ofrecen por la Compañía de forma totalmente discrecional;
(3)    Mi participación en el ESPP es voluntaria; y
(4)    La Compañía y sus Subsidiarias no son responsables por ninguna disminución en el valor de las acciones que pudiera adquirir bajo el ESPP.
Política Laboral y Reconocimiento. Reconozco expresamente que la Compañía, con sus oficinas registradas en 3000 Tannery Way, Santa Clara, California 95054, Estados Unidos, es el único responsable de la administración del ESPP y que mi participación en el mismo y la compra de Acciones no constituye de ninguna manera una relación laboral entre mi persona y la Compañía, dado que mi participación en el ESPP deriva únicamente de una relación comercial. Derivado de lo anterior, expresamente reconozco que el ESPP y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre mi persona y el empleador y no forman parte de las condiciones laborales y/o prestaciones otorgadas por el empleador, y cualquier modificación al ESPP o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de mi trabajo.
Asimismo, entiendo que mi participación en el ESPP es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar mi participación en cualquier momento, sin ninguna responsabilidad para mi persona.
Finalmente, manifiesto que no me reservo ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del ESPP o de los beneficios derivados del mismo, y en consecuencia otorgo un amplio y total finiquito a la Compañía, sus sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales o de cualquier Subsidiaria o Afiliada con respecto a cualquier demanda que pudiera surgir.
Notifications
Securities Law Information. The option to purchase shares of Common Stock and any shares of Common Stock acquired under the ESPP have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the ESPP, the Agreement and any other document relating to the option to purchase shares of Common Stock may not be publicly distributed in Mexico. I acknowledge that these materials are addressed to me because of my existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to Eligible Employees made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
Notifications
Securities Law Information. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in the Netherlands. The Information Document is attached hereto as Exhibit C.
NEW ZEALAND
Notifications
Securities Law Information. Warning: I understand that I am being offered an opportunity to participate in the ESPP, which allows me to purchase shares of Common Stock under the ESPP in accordance with the terms of the ESPP and the Agreement. The shares of Common Stock, if purchased, give me a stake in the ownership of the Company. I may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, I will be paid only after all creditors and holders of preference shares have been paid. I may lose some or all of my investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest.  This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme.  As a result, I may not be given all the information usually required.  I will also have fewer other legal protections for this investment.
I understand that I should ask questions, read all documents carefully, and seek independent financial advice before committing myself.
The right to purchase shares of Common Stock under the ESPP is not quoted.  The Common Stock is quoted and approved for trading on the Nasdaq Global Select Market.  This means that, if I purchase shares of Common Stock under the ESPP, I may be able to sell my investment on the Nasdaq Global Select Market if there are interested buyers.  I understand that I may get less than I invested.  The price will depend on the demand for the Common Stock.
For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, I should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://investors.paloaltonetworks.com/.
NORWAY
There are no country-specific provisions.
PHILIPPINES
Terms and Conditions
Necessary Approvals. The offering of the ESPP is subject to certain securities approval/confirmation requirements in the Philippines with the Philippine Securities and Exchange Commission. If the Company has not obtained, or does not maintain, the necessary securities approval/confirmation prior to any Exercise Date(s), the Company may return payroll deductions credited to my account but not used to purchase shares of Common Stock during the Purchase Period, without interest, or take such other steps as it determines in its sole discretion to be necessary for the implementation of the ESPP.
Notifications
Securities Law Information. I acknowledge that there are risks with participating in the ESPP, which include (without limitation) the risk of fluctuation in the price of the shares of Common Stock on the Nasdaq Global Select Market and the risk of currency fluctuations between the U.S. dollar and my local currency. In this regard, I should note that the value of any shares of Common Stock I may acquire under the ESPP may decrease after the shares of Common Stock are issued, and fluctuations in foreign exchange rates between my local currency and the U.S. dollar may affect the value of the shares of Common Stock or any amounts due to me pursuant to the exercise of the options or the subsequent sale of any shares of Common stock. The Company is not making any representations, projections or assurances about the value of the shares of Common Stock now or in the future.
For further information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, I understand that I can refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://investors.paloaltonetworks.com/. In addition, I may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting Investor Relations at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, California 95054 U.S.A. and at +1 (408) 753-4000.
I acknowledge that I am permitted to sell shares of Common Stock acquired under the ESPP through the designated broker appointed by the Company (or such other broker to whom I transfer shares of Common Stock), provided that such sale takes place outside of the Philippines through the facilities of the Nasdaq Global Select Market on which the shares of Common Stock are listed.
POLAND
Terms and Conditions
Authorization for Payroll Deductions. I understand that as a condition of my participation in the ESPP, I will be required to execute the attached Consent for Deduction form. I understand that, by electronically accepting this Agreement, I am executing the attached Consent for Deduction form. I understand that I will not be able to participate in the ESPP until the Company receives my executed form.
Notifications
Securities Law Information. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in Poland. The Information Document is attached hereto as Exhibit D.
Exchange Control Information. Polish residents holding foreign securities (including shares of Common Stock) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. In addition, transfers of funds in excess of a certain threshold (currently €15,000, or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) into and out of Poland must be made via a bank account held at a bank in Poland. Polish residents are required to store all documents related to any foreign exchange transactions for a period of five years. I understand that I am responsible for complying with all applicable exchange control regulations.

(Consent for Deduction form on next page)

CONSENT FOR DEDUCTION	ZGODA NA POTRĄCENIE
I, in order to participate in the Palo Alto Networks, Inc. Employee Stock Purchase Plan (“Plan”), authorize my employer Palo Alto Networks (Poland) sp. z o.o. to withhold payroll deductions at the percentage of my Compensation I indicated on the online enrollment page, which I may subsequently change to the extent allowed under the Plan and by the Administrator. I understand that this amount must not be less than 1% and not more than 15% of my Compensation for any Offering Period with the reservation that the deductions are made in accordance with the applicable provisions of the Polish labor law.

Ja, w celu uczestnictwa w Palo Alto Networks, Inc. Employee Stock Purchase Plan (“Plan”), upoważniam mojego pracodawcę Palo Alto Networks (Poland) sp. z o.o. do potrącenia procentu mojego Wynagrodzenia wskazanego przeze mnie na stronie rejestracji on-line, którą mogę następnie zmienić w zakresie dozwolonym przez Plan oraz Administratora. Przyjmuję do wiadomości, iż ta kwota nie może być mniejsza niż 1% i większa niż 15% mojego Wynagrodzenia w każdym Okresie Oferty z zastrzeżeniem, że potrącenia będą dokonywane zgodnie z obowiązującymi przepisami polskiego prawa pracy.

I acknowledge and agree that any past payroll deductions from my Compensation with respect to my participation in the Plan complied with Polish law and that I authorized all such deductions.	Niniejszym potwierdzam i zgadzam się z tym, że jakiekolwiek przeszłe potrącenia z mojego wynagrodzenia dokonane w związku z moim uczestnictwem w Planie były zgodne z polskim prawem i że wyraziłem/am na nie zgodę.
All the terms written in capital letters shall have the meanings given to them in the Plan.	Wszystkie terminy pisane wielkimi literami mają znaczenie przypisane im w ramach Planu.
In case of any discrepancies between the Polish language version of this document and its English language version, the Polish language version shall prevail.	W przypadku jakichkolwiek rozbieżności pomiędzy polską a angielską wersją językową niniejszego dokumentu, wersja polska ma charakter wiążący.

PORTUGAL
Terms and Conditions
Language Consent. I hereby agree to receive information related to the ESPP in English through my participation in the ESPP. Specifically, I acknowledge as follows:
I hereby expressly declare that I have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the ESPP and the Agreement.
Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.
Notifications
Exchange Control Information. If I hold shares of Common Stock acquired under the ESPP, the acquisition of shares should be reported to the Banco de Portugal for statistical purposes. If the shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on my behalf. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, I am responsible for submitting the report to the Banco de Portugal.
QATAR
Notifications
Securities Law Information. The options granted under the ESPP and any shares of Common Stock issued under the ESPP have not been offered, sold or delivered and will not be offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering.
The Agreement, the ESPP and any other incidental communication materials distributed in connection with the ESPP have not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. The Agreement, the ESPP and any other incidental communication materials distributed in connection with the ESPP are intended only for Eligible Employees and must not be provided to any other person. These materials are not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
ROMANIA
Terms and Conditions
Language Consent. By participating in the ESPP, I acknowledge that I am proficient in reading and understanding English and fully understand the terms of the documents related to my participation (the ESPP and the Agreement), which were provided in the English language. I accept the terms of those documents accordingly.
Consimtamant cu privire la limba. Prin participarea la planul ESPP, confirm ca am un nivel adecvat de cunoastere in ce priveste citirea si intelegerea limbii engleze, am inteles pe deplin termenii documentelor referitoare la participarea mea (planul ESPP si Formularul de aderare/schimbare, inclusiv aceasta Anexa), care au fost furnizate in limba engleza. Accept termenii acestor documente in mod corespunzator.
Notifications
Exchange Control Information. If I deposit the proceeds from the sale of shares of Common Stock acquired under the ESPP into a bank account in Romania, I may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. I understand that I should consult with my personal legal advisor to determine whether I will be required to submit such documentation to the Romanian bank.
SAUDI ARABIA
Terms and Conditions
Purchase of Shares. I understand that no shares of Common Stock will be purchased on my behalf under the ESPP, provided the Company, in its sole discretion, determines that such purchase does not comply with securities law requirements in Saudi Arabia.
Notifications
Securities Law Information. The Agreement and related ESPP plan document may not be distributed in Saudi Arabia except to such persons as are permitted under the Offers of Securities and Continuous Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. I should conduct my own due diligence on the accuracy of the information relating to the shares of Common Stock. If I do not understand the contents of the Agreement, I should consult an authorized financial advisor.
SINGAPORE
Terms and Conditions
Restriction on Sale and Transferability of Shares. I understand and acknowledge that my option to purchase shares of Common Stock is subject to section 257 of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and I will not be able to make any subsequent sale of shares of Common Stock in Singapore, or any offer of the shares of Common Stock acquired under the ESPP unless such sale or offer in Singapore is made (i) more than six months from the date of offer, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.
Notifications
Securities Law Information. I understand that the option to purchase shares of Common Stock under the ESPP is being granted to me pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. I further understand that the ESPP has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Reporting Notice. If I am a director, associate director or shadow director of a Singapore Subsidiary or Affiliate, as such terms are used in the Singapore Companies Act (the “SCA”), I agree to comply with notification requirements under the SCA. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when I receive an interest (e.g., shares of Common Stock) in the Company or any related companies (including when I sell shares acquired under the ESPP). In addition, I must notify the Singapore Subsidiary or Affiliate when I sell or receive shares of the Company or any related company (including when I sell or receive shares under the ESPP). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, I acknowledge that a notification must be made of my interests in the Company or any related company within two business days of becoming a director.
SLOVENIA
Terms and Conditions
Language Consent. By enrolling in the ESPP, I acknowledge that I am proficient in reading and understanding English and fully understand the terms of the documents related to the grant (the Agreement and the ESPP), which were provided in the English language. I accept the terms of those documents accordingly.
Soglasje za uporabo angleškega jezika. Z vpisom v ESPP (plan) priznavam in potrjujem, da sem sposoben brati in razumeti angleški jezik ter v celoti razumem pogoje dokumentov, povezanih z dodelitvijo (pogodba (Agreement) in ESPP (plan)), ki so bili posredovani v angleškem jeziku. Skladno s tem sprejemam pogoje teh dokumentov.
SOUTH AFRICA
Terms and Conditions
Tax Clearance Certificate for ESPP Participation. I understand that in order to participate in the ESPP, I may be required to obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to foreign investments – see Exchange Control Information below) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”) and I must renew this Tax Clearance Certificate each year or such other period as may be required by the SARS. I acknowledge that my failure to provide a valid Tax Clearance Certificate by the deadline provided by the Employer or the Company may result in my withdrawal from participation in the ESPP.
Notifications
Securities Law Information. The documents listed below are available for my review on the Company’s website at https://investors.paloaltonetworks.com and the Company’s intranet:
1.The Company’s most recent annual financial statements; and
2.The Company’s most recent ESPP prospectus.
A copy of the above documents will be sent to me free of charge on written request to equity@paloaltonetworks.com.
I should carefully read the materials provided before making a decision whether to participate in the ESPP. In addition, I should contact my tax advisor for specific information concerning my personal tax situation with regard to ESPP participation.
Exchange Control Information. Under current South African exchange control policy, South African residents may invest a maximum of a certain threshold (currently ZAR 11 million) per annum in offshore investments, including in shares of Common Stock. The ZAR 11 million allowance consists of a ZAR 1 million annual discretionary allowance which may be utilized for investment and non-investment purposes and without prior authorization, and a ZAR 10 million annual allowance which may be utilized solely for investment purposes and requires a tax clearance certificate. These limits do not apply to non-resident Participants.
It is my responsibility to ensure that I do not exceed the combined limit. This limit is a cumulative allowance; therefore, my ability to remit funds for the purchase of Common Stock will be reduced if my foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the ESPP. If the ZAR 11 million limit will be exceeded as a result of a purchase under the ESPP, I may still participate in the ESPP; however, I will need to immediately sell the shares of Common Stock purchased on my behalf under the ESPP and repatriate the proceeds to South Africa in order to ensure that I do not hold assets outside South Africa with a value in excess of the permitted offshore investment allowance amount.
As the investment limit and other exchange control requirements are subject to change without notice, I should consult my personal legal advisor prior to the purchase or sale of shares of Common Stock under the ESPP to ensure compliance with current regulations. I am solely responsible for complying with exchange control requirements in South Africa and neither the Company nor any Subsidiary or Affiliate will be liable for any fines or penalties resulting from my failure to do so.
SPAIN
Terms and Conditions
Nature of Grant. This provision supplements Section 5 of the Global Subscription Agreement:
By enrolling in the ESPP, I consent to participation in the ESPP and acknowledge that I have received a copy of the ESPP.
I understand and agree that I will cease to be a Participant in the ESPP upon the termination of my status as an Eligible Employee for any reason (including for the reasons listed below) and my payroll deductions shall cease and be returned to me, without interest, as soon as administratively possible.
In particular, I understand and agree that I will no longer be able to participate in the ESPP and any right to the shares of Common Stock will be forfeited upon the termination of my status as an Eligible Employee due to, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, I understand that the Company has unilaterally, gratuitously and discretionally decided to grant options to purchase shares of Common Stock under the ESPP to individuals who may be Eligible Employees. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not economically or otherwise bind the Company or any Subsidiary or Affiliate on an ongoing basis; (ii) the option and any shares of Common Stock purchased under the ESPP are not part of any employment contract either with the Company or any Subsidiary or Affiliate and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever; and (iii) my participation in the ESPP will cease upon the termination of my status as an Eligible Employee, as detailed above. In addition, I understand that the option to purchase shares of Common Stock would not be granted to me but for the assumptions and conditions referred to herein; thus, I acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the option to purchase shares of Common Stock shall be null and void.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the ESPP or the shares of Common Stock acquired pursuant thereto. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. When receiving foreign currency payments exceeding a certain threshold (currently €50,000, per type of asset or right) derived from the ownership of any shares of Common Stock (i.e., dividends or sale proceeds), I acknowledge that I must inform the financial institution receiving the payment of the basis upon which such payment is made. I will need to provide the institution with the following information: (i) my name, address, and tax identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.
I am required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain threshold (currently €1,000,000). Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed a certain threshold (currently €1,000,000), no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, I may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. I should consult my personal tax or legal advisor for further information regarding these exchange control reporting obligations.
SWEDEN
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 4 of the Global Subscription Agreement:
Without limiting the Company and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 4 of the Global Subscription Agreement, by participating in the ESPP, I authorize the Company and/or the Employer to withhold or to sell shares of Common Stock otherwise deliverable to me upon purchase in order to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer has an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to participation in the ESPP (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Eligible Employee, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN
Terms and Conditions
Data Privacy. I hereby acknowledge that I have read and understand the terms regarding the collection, processing and transfer of Data contained in the Data Privacy Provisions above in this Appendix and, by enrolling and participating in the ESPP, I agree to such terms. In this regard, upon request of the Company or the Employer, I agree to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Employer or the Company) should the Company and/or the Employer deem such agreement or consent necessary under applicable data privacy laws, either now or in the future. I understand I will not be able to participate in the ESPP if I fail to execute any such consent or agreement.
Notifications
Securities Law Information. The offer to participate in the ESPP and the shares of Common Stock to be purchased under the ESPP are available only for Eligible Employees. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.
Exchange Control Information. I may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock and the receipt of any dividends paid on such shares) into and out of Taiwan up to a certain threshold (currently US$10,000,000) per year. If the transaction amount equals or exceeds a certain threshold (currently TWD500,000) in a single transaction, I must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
Terms and Conditions
Authorization for Participation in the ESPP. I hereby authorize the Employer, the Company and any Subsidiary or Affiliate to remit my accumulated payroll deductions under the ESPP, on my behalf, to the United States of America, to purchase shares of Common Stock under the ESPP.
Upon request of the Company or the Employer, I agree to execute a power of attorney and any other agreements or consents that may be required to enable the Employer, the Company or any Subsidiary or Affiliate or any third party designated by the Employer or the Company to remit my accumulated payroll deductions from Thailand for the purchase of shares of Common Stock. I understand that if I fail to execute a power of attorney or any other form of agreement or consent that is required for the remittance of my payroll deductions, I will not be able to participate in the ESPP.
Notifications
Exchange Control Information. I acknowledge that I am required to immediately repatriate the proceeds from the sale of shares of Common Stock to Thailand if the funds received in a single transaction equal or exceed a certain threshold (currently US$1,000,000), unless I can rely on an applicable exemption (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Any foreign currency repatriated to Thailand must either be converted to Thai Baht or deposited into a foreign currency deposit account within 360 days of repatriation. I must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If I fail to comply with these obligations, I may be subject to penalties assessed by the Bank of Thailand. I acknowledge that I should consult my personal legal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. I am responsible for ensuring compliance with all exchange control laws in Thailand.
TÜRKIYE
Notifications
Securities Law Information. By electing to participate in the ESPP, I understand and agree that I am not permitted to sell any shares of Common Stock acquired under the ESPP in Türkiye. The shares of Common Stock are currently traded on the Nasdaq Global Select Market, which is located outside of Türkiye, under the ticker symbol “PANW” and the shares may be sold through this exchange.
Financial Intermediary Information. Activity by Turkish residents related to investments in foreign securities (e.g., the sale of shares of Common Stock under the ESPP) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. I understand that I am solely responsible for complying with this requirement and I should contact my personal legal advisor for further information regarding my obligations in this respect.
UNITED ARAB EMIRATES
Terms and Conditions
Nature of Grant. The following provision supplements Section 5 of the Global Subscription Agreement:
I acknowledge that the ESPP and related benefits do not constitute a component of my “wages” for any legal purpose. Therefore, the ESPP and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which will be payable.
Notifications
Securities Law Information. Participation in the ESPP is being offered only to selected employees and is in the nature of providing equity incentives to Eligible Employees in the United Arab Emirates (“UAE”). The ESPP and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If I do not understand the contents of the ESPP or the Agreement, I understand that I should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the ESPP. No other UAE authority or governmental agency has approved the ESPP or the Agreement nor taken any steps to verify the information set out therein and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Joint Election. As a condition of my participation in the ESPP, I agree to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the Company or the Employer with respect to the purchase of the shares of Common Stock or otherwise payable in connection with my participation in the ESPP. Without prejudice to the foregoing, I agree to enter into the joint election with the Company and/or the Employer attached hereto as Exhibit E (the “Election”), the form of such Election being formally approved by HM Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to me. I further agree to execute such other joint elections as may be required between me and any successor to the Company and/or the Employer. I agree to enter into an Election prior to any event giving rise to Employer NICs. I further agree that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section 4 of the Global Subscription Agreement or the Election.
If I do not enter into an Election prior to the purchase of shares of Common Stock, I will not be entitled to purchase shares unless and until I enter into an Election, without any liability to the Company, the Employer or any other Subsidiary or Affiliate.
Responsibility for Taxes. The following supplements Section 4 of the Global Subscription Agreement:
Without limitation to Section 4 of the Global Subscription Agreement, I agree that I am liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). I also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on my behalf.
Notwithstanding the foregoing, if I am a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), I may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by me, as it may be considered a loan. In this case, the amount of any income tax not collected may constitute an additional benefit to me on which additional income tax and NICs may be payable. I understand that I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or Employer for the value of any employee NICs due on this additional benefit, which may be collected from me by the Company or the Employer by any of the means referred to in Section 4 of the Global Subscription Agreement.
Notifications
Securities Law Information. The Company has prepared and made available an Information Document in reliance on an exemption from prospectus requirements that may otherwise apply to the offer of the ESPP in the United Kingdom. The Information Document is attached hereto as Exhibit C.

EXHIBIT C
2012 Employee Stock Purchase Plan

Information Document

Important Information for Eligible Employees
in the European Union (EU) / European Economic Area (EEA) and the United Kingdom

Introduction

Palo Alto Networks, Inc. (the “Company” or the “Issuer”) offers to its non-U.S. eligible employees (including employees in the EU/EEA and the United Kingdom) the opportunity to purchase shares of common stock, par value USD $0.0001 (the "Shares"), under the 2012 Employee Stock Purchase Plan, as amended and restated (the “Plan”), at a discounted purchase price through contributions that are made by payroll deductions. This information document provides information about the number and nature of the securities and the reasons for and details of the offer or allotment. To that end, this information document describes the Issuer, the Plan, the grant of purchase rights under the Plan and the Shares to be purchased.

Exemption from the EU Prospectus Regulation

To the extent offers of shares under the Plan are offers of securities to the public in the EU/EEA and the United Kingdom, the Issuer can claim an exemption from the obligation to publish a prospectus which meets the requirements set forth in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the "Prospectus Regulation") and the United Kingdom Prospectus Regulation Rules (“PRR”), respectively. Article 1(4)(i) of the Prospectus Regulation and Rule 1.2.3(4)(i) of the PRR exempt issuers from the obligation to publish a prospectus if the securities are offered to existing or former directors or employees by their employer or by an affiliated undertaking provided that the present document is made available to the eligible employees (the "Exemption"). The Exemption has been incorporated into United Kingdom domestic law in Rule 1.2.3 of the United Kingdom Prospectus Rules contained in the Financial Conduct Authority's Handbook. Accordingly, in reliance on the Exemption, for offers under the Plan made after this information document is made available to eligible employees, the Issuer has not prepared or filed a prospectus with any competent regulatory authority in the EU/EEA or the United Kingdom in relation to offers made under the Plan, and no such prospectus has been approved and/or published in the EU/EEA or the United Kingdom.

This document does not constitute a prospectus. Instead, this document contains the information that the Company must make available to employees in the EU/EEA and the United Kingdom in order to comply with the Exemption.

Information about the Issuer

The Issuer is Palo Alto Networks, Inc., a U.S. publicly-traded corporation which has listed its Shares on the Nasdaq stock exchange (“Nasdaq”) under the ticker symbol "PANW." The International Securities Identification Number (the "ISIN") for the Shares is US6974351057. The U.S. security identification number (the "CUSIP number") for the Shares is 697435105.

The Issuer’s address is 3000 Tannery Way, Santa Clara, California 95054, U.S.A.

Additional information about the Issuer, as well as the current trading price of the Shares and the total number of Shares that are issued and outstanding, can be found on its website at https://investors.paloaltonetworks.com. Filings made by the Company with the U.S. Securities and Exchange Commission ("SEC") are available on its website at www.sec.gov. You also can access these filings through the Investor Relations section of the Company’s website, or you can request copies of the filings by contacting the Company’s Investor Relations Department at:

Palo Alto Networks, Inc.
3000 Tannery Way, Santa Clara, California 95054, U.S.A.
https://investors.paloaltonetworks.com
(408) 753-4000

Reasons for the Offer

The purpose of the Plan is to provide eligible employees of the Company and subsidiaries or affiliates of the Company that have been designated by the Administrator (as defined below) as eligible to participate in the Plan (“Designated Companies”) with an opportunity to purchase Shares through accumulated contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986 (the “423 Component”) and a component that is not intended to qualify as such (the “Non‐423 Component”).

Details of the Offer

Administration

The Plan is offered on a wholly discretionary basis. The Plan is administered by the Company’s Board of Directors (“Board”), or a committee appointed by the Board (the “Administrator”). The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate offerings under the Plan, to designate subsidiaries and affiliates of the Company as participating in the 423 Component or Non‐423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan.

Eligibility

Generally, all individuals who are common law employees of the Company or a Designated Company and are customarily employed for at least twenty hours per week and more than five months in any calendar year are eligible to participate in the Plan. However, the Administrator also may determine (subject to the terms of the Plan) that certain individuals will or will not be eligible to participate in the Plan if they have not completed at least two years of service since their last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), or they customarily work no more than twenty hours per week or five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion) as required under applicable local law.

Time Frame of the Offer and Enrollment

Each “Offering Period” under the Plan is approximately twenty-four months in duration, commencing on the first trading day on or after February 28 and August 31 of each year and ending on the first trading day on or after February 28 and August 31, approximately twenty-four months later. Each Offering Period consists of four six-month “Purchase Periods” during which your payroll deductions or other contributions are accumulated under the Plan.

If you are eligible to participate in the Plan, you may become a participant by submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to the applicable enrollment date for the Offering Period, a properly completed subscription agreement authorizing Contributions (as defined below) in the form provided by the Administrator for such purpose, or following an electronic or other enrollment procedure determined by the Administrator.

Once you become a participant in the Plan, you will automatically participate in each succeeding Offering Period unless you either withdraw from the Plan or you cease to be an eligible employee. You are not required to complete any additional subscription agreement, form or procedure in order to continue participation in the Plan, unless requested by the Administrator for legal or administrative reasons.

Minimum and Maximum Amount of Contributions

You may contribute through contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) (“Contributions”) an amount not exceeding fifteen percent (15%) of your eligible Compensation (as defined below) toward the purchase of Shares under the Plan, subject to the terms of the Plan. The payroll deductions will commence on the first payday following the first trading day of the Offering Period and will continue until the first trading day on or after February 28 and August 31 of each Purchase Period (the “Exercise Date”) unless sooner altered or terminated as provided in the Plan. Contributions may be made in whole percentages only.

For purposes of the Plan, your “Compensation” includes base straight time gross earnings, payments for overtime and shift premium, but excludes payments for commissions, incentive compensation, bonuses and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

Unless otherwise determined by the Administrator, during a Purchase Period, you may not increase the rate of your Contributions and may only decrease the rate of your Contributions one time per Purchase Period. Any such decrease during a Purchase Period requires you to properly complete and submit to the Company’s stock administration office (or another Company designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate or follow an electronic or other procedure prescribed by the Administrator.

Details of the Price

The purchase price is eighty-five percent (85%) of (i) the fair market value of the Shares on the first trading day of the Offering Period or (ii) the fair market value of the Shares on the applicable Exercise Date, whichever is lower. The fair market value is generally the closing price of a Share on the Nasdaq on the Exercise Date.

Nature of the Offer

On each Exercise Date, so long as the Plan remains in effect and provided that you have not withdrawn from the Offering Period in accordance with the requirements of the Plan, the Company shall apply the funds then in your account to the purchase of whole Shares. Any Contributions accumulated in your account which are not sufficient to purchase a full Share will be promptly refunded to you promptly following an Exercise Date.

Number and Nature of the Securities Offered

The maximum number of Shares initially reserved for issuance under the Plan was 1,000,000 Shares. However, the number of Shares available for issuance under the Plan is increased on an annual basis in accordance with the terms of the Plan.

Delivery

As soon as reasonably practicable after each Exercise Date, the Company will arrange the delivery to each participant of the Shares purchased upon exercise of his or her purchase right in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of dispositions of such Shares.

Commission

The Company has selected a broker to administer the issuance of Shares under the Plan (currently E*TRADE Corporate Financial Services, Inc.) (the “Broker”). At the time of enrollment, you were or will be asked to open an account with the Broker. You will not have to pay a fee for opening an account with the Broker for the management of your account or for the purchase of Shares. You are responsible for all the commissions and fees related to any sale or transfer of the Shares from the account with the Broker. In addition, the SEC applies a fee to most securities transactions at a rate determined by the SEC. Such commissions and fees are subject to change at any time.

Termination of Participation in the Plan

You may withdraw from the Plan at least one (1) business day prior to an Exercise Date by submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or following an electronic or other withdrawal procedure determined by the Administrator. Upon withdrawal from the Plan, all of your accumulated payroll deductions will be returned to you, without interest (unless otherwise required by applicable law), promptly after receipt of notice of withdrawal, and your purchase right for the Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be made for such Offering Period.

If you voluntarily withdraw from the Plan, you may not resume participation in the Plan during the same Offering Period. However, you may participate in any Offering Period under the Plan which begins on a date after such withdrawal by completing a subscription agreement in the same manner as described in the Plan for initial participation in the Plan.

Termination of Employment

If you cease to be an eligible employee, for any reason, you will be deemed to have elected to withdraw from the Plan and the Contributions credited to your account during the Offering Period but not yet used to purchase Shares under the Plan will be returned to you without interest (unless otherwise required by applicable law), and your purchase right will be automatically terminated.

Non-transferability of Purchase Rights

Neither Contributions credited to your account nor any rights with regard to the exercise of a purchase right or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with the Plan.

Restriction on Shares and Transferability

The Shares in this offering under the Plan are registered on a registration statement on Form S-8 with the SEC and are generally freely transferable (subject however to any transferability restrictions resulting from applicable insider trading laws and the Company's insider trading policy).

The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any participant in the conduct of his or her own affairs. Therefore, you may sell Shares purchased under the Plan at any time you choose, subject to compliance with any applicable securities laws. You assume the risk of any market or currency fluctuations in the price of the Shares. Moreover, you should be aware of the risks of investing in Shares as described, in particular, in the “Risk Factors” section of certain of the Company’s SEC filings.

Termination, Suspension, or Amendment of the Plan

The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to the Plan).

If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts that have not been used to purchase Shares will be returned to participants without interest (unless otherwise required by applicable laws) as soon as administratively practicable.

Information on the Shares and Rights Attached to the Shares

The Shares acquired under the Plan are shares of the Company’s common stock, which will allow a shareholder to participate in:

•Dividends – If and when declared payable by the Company as authorized in its bylaws.
•Voting – A shareholder will be entitled to vote at the Company’s shareholder meetings where each of the Shares will count for one vote.
•Information Reporting – A shareholder will have the right to receive certain information from the Company such as the Company’s annual report to shareholders and annual proxy statement. The Company can make such information available for its shareholders at its office and/or via its website.
•Liquidation Proceeds – In the event of liquidation, dissolution or winding up of the Company, the holders of Shares are entitled to share ratably in all assets remaining after payment of or provisions for the Company's liabilities, subject to prior rights or preferred stock, if any, then outstanding.
•No Preemptive, Redemptive or Conversion Provisions – The Shares are not entitled to preemptive rights and are not subject to conversion or redemption.

With respect to Shares subject to the purchase right under the Plan, you will not be deemed a shareholder with the above rights until the Shares have been purchased and delivered to you.

The Company may issue other classes of shares and/or securities which are not part of this offer and the Plan.

Note that the Company may, at any time, but subject to the passing of a shareholder vote, amend its Bylaws and/or Certificate of Incorporation in a way that impacts the rights of holders of the Shares. These documents can be found on the Company's website at https://investors.paloaltonetworks.com.

Additional Information about the Plan

Additional information about the Plan can be found in your participant account on the website of the Broker (or any successor to the Broker). Requests for information about the Plan also can be directed to equity@paloaltonetworks.com.

* * * * *

IMPORTANT NOTE
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding whether or not you decide to participate in the Plan. You should consult with your personal tax, legal and financial advisors regarding whether to participate in the Plan before taking any action related to the Plan. Further, depending upon where the Shares are listed, the country of your residence and/or the country in which your broker resides, you may be subject to insider trading restrictions and/or market abuse laws that may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., purchase rights) or rights linked to the value of Shares during such times you are considered to have “inside information” regarding the Company as defined by the laws or regulations in your country. Local insider trading laws and regulations also may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Please note that it is your personal responsibility to comply with any applicable requirements or restrictions, and you should consult with your personal legal advisor to determine your personal obligations and duties.

EXHIBIT D
Plan Nabycia Akcji Pracowniczych z 2012 r.

Dokument Informacyjny

Ważne Informacje dla Uprawnionych Pracowników w Unii Europejskiej (UE) / Europejskim Obszarze Gospodarczym (EOG) i w Wielkiej Brytanii

Wprowadzenie

Palo Alto Networks, Inc. („Spółka” lub „Emitent”) oferuje swoim uprawnionym pracownikom spoza Stanów Zjednoczonych (w tym pracownikom w UE/EOG i Wielkiej Brytanii) możliwość nabycia akcji zwykłych o wartości nominalnej 0,0001 USD („Akcje”), w ramach Planu Nabycia Akcji Pracowniczych z 2012 r., z późniejszymi zmianami („Plan”), po obniżonej cenie nabycia poprzez dokonywanie wpłat w formie potrąceń z wynagrodzenia. Niniejszy dokument informacyjny zawiera informacje na temat liczby i charakteru papierów wartościowych oraz przyczyn i szczegółów dotyczących oferty i przydziału. Z tego względu, niniejszy dokument informacyjny zawiera opis Emitenta, Planu, przyznania praw nabycia w ramach Planu i Akcji, które mają zostać nabyte.

Zwolnienie na podstawie Rozporządzenia Prospektowego

W zakresie, w jakim oferty akcji w ramach Planu są ofertami publicznymi papierów wartościowych w UE/EOG i Wielkiej Brytanii, Emitent może powoływać się na zwolnienie z obowiązku publikacji prospektu spełniające wymogi określone odpowiednio w Rozporządzeniu (UE) 2017/1129 Parlamentu Europejskiego i Rady z dnia 14 czerwca 2017 r. („Rozporządzenie Prospektowe”) oraz brytyjskich zasadach dotyczących Rozporządzenia Prospektowego (ang. the United Kingdom Prospectus Regulation Rules, dalej „PRR”). Zgodnie z art. 1 ust. 4 lit. i) Rozporządzenia Prospektowego oraz zasadą 1.2.3(4)(i) PRR, emitenci są zwolnieni z obowiązku publikacji prospektu, jeżeli papiery wartościowe są oferowane obecnym lub byłym dyrektorom lub pracownikom przez ich pracodawcę lub przez przedsiębiorstwo powiązane, pod warunkiem że niniejszy dokument zostanie udostępniony uprawnionym pracownikom („Zwolnienie”). Zwolnienie zostało włączone do prawa krajowego Wielkiej Brytanii na podstawie zasady 1.2.3 PRR zawartej w wytycznych Urzędu Nadzoru Finansowego Wielkiej Brytanii (ang. Financial Conduct Authority’s Handbook). W związku z powyższym, w oparciu o Zwolnienie, w przypadku ofert w ramach Planu przeprowadzonych po udostępnieniu niniejszego dokumentu informacyjnego uprawnionym pracownikom, Emitent nie sporządził ani nie złożył prospektu w żadnym właściwym organie regulacyjnym w UE/EOG lub Wielkiej Brytanii w związku ofertami przeprowadzanymi w ramach Planu i żaden taki prospekt nie został zatwierdzony i/lub opublikowany w UE/EOG lub Wielkiej Brytanii.

Niniejszy dokument nie stanowi prospektu. Dokument ten zawiera natomiast informacje, które Spółka musi udostępnić pracownikom w UE/EOG i Wielkiej Brytanii, aby spełnić warunki skorzystania ze Zwolnienia.

Niniejszy dokument informacyjny został sporządzony i udostępniony w dniu 1 lutego 2026 r. i będzie ważny do dnia 31 sierpnia 2026 r.

Informacje o Emitencie

Emitentem jest Palo Alto Networks, Inc., amerykańska spółka publiczna, której Akcje są notowane na giełdzie papierów wartościowych Nasdaq („Nasdaq”) pod symbolem „PANW.” Międzynarodowy numer identyfikacyjny papierów wartościowych („ISIN”) Akcji to US6974351057. Amerykański numer identyfikacyjny („Numer CUSIP”) Akcji to 697435105.

Adres Emitenta to 3000 Tannery Way, Santa Clara, Kalifornia 95054, Stany Zjednoczone Ameryki.

Dodatkowe informacje o Emitencie, a także aktualny kurs Akcji oraz łączną liczbę Akcji, które zostały wyemitowane i pozostają w obrocie, można znaleźć na stronie internetowej Emitenta pod adresem https://investors.paloaltonetworks.com. Zgłoszenia złożone przez Spółkę w Amerykańskiej Komisji Papierów Wartościowych i Giełd (ang. United States Securities and Exchange Commission, „SEC”) są dostępne na stronie internetowej www.sec.gov. Dostęp do wspomnianych zgłoszeń można uzyskać również za pośrednictwem sekcji Relacje Inwestorskie na stronie internetowej Spółki, lub występując o udostępnienie kopii zgłoszeń, kontaktując się z Działem Relacji Inwestorskich Spółki pod adresem:

Palo Alto Networks, Inc.
3000 Tannery Way, Santa Clara, Kalifornia 95054, Stany Zjednoczone Ameryki
https://investors.paloaltonetworks.com
(408) 753-4000

Przyczyny Oferty

Celem Planu jest zapewnienie uprawnionym pracownikom Spółki i jej podmiotów zależnych lub powiązanych, które zostały wyznaczone przez Administratora (zgodnie z definicją poniżej) jako podmioty uprawnione do uczestnictwa w Planie („Spółki Wyznaczone”) możliwości nabycia Akcji poprzez skumulowane potrącenia z wynagrodzenia. Spółka zamierza, aby Plan składał się z dwóch modułów: modułu kwalifikującego się jako „plan nabycia akcji pracowniczych” w rozumieniu art. 423 amerykańskiego Kodeksu Podatkowego z 1986 r. (ang. U.S. Internal Revenue Code of 1986) („Moduł 423”) oraz modułu, który nie kwalifikuje się jako Moduł 423 („Moduł Non-423”).

Szczegóły Oferty

Administracja

Plan jest oferowany na zasadzie pełnej uznaniowości. Planem zarządza Rada Dyrektorów Spółki („Rada”), lub komisja wyznaczona przez Radę ( „Administrator”). Administrator ma pełną i wyłączną swobodę w zakresie interpretacji, wykładni i stosowania postanowień Planu, do wyznaczania poszczególnych ofert w ramach Planu, do wyznaczania podmiotów zależnych i powiązanych Spółki jako uczestniczących w Module 423 lub Module Non-423, do określania kwalifikowalności do Planu, do rozstrzygania wszelkich spornych roszczeń zgłoszonych w ramach Planu oraz do ustanawiania takich procedur, które uzna za niezbędne do zarządzania Planem.

Kwalifikacja do Planu

Co do zasady, do uczestnictwa w Planie uprawnione są wszystkie osoby, które w rozumieniu powszechnie obowiązujących przepisów prawa są pracownikami Spółki lub Spółki Wyznaczonej i są zwyczajowo zatrudnione w wymiarze co najmniej dwudziestu godzin tygodniowo oraz przez okres dłuższy niż pięć miesięcy w dowolnym roku kalendarzowym. Administrator może jednak określić (z zastrzeżeniem warunków Planu), że określone osoby będą lub nie będą uprawnione do udziału w Planie, jeśli nie przepracowały co najmniej dwóch lat od daty ostatniego zatrudnienia (lub krótszego okresu, który może zostać określony przez Administratora według jego uznania) lub zwyczajowo pracują w wymiarze nie większym niż dwadzieścia godzin tygodniowo lub przez okres krótszy niż pięć miesięcy w danym roku kalendarzowym (lub w wymiarze/okresie krótszym, który może zostać określony przez Administratora według jego uznania) zgodnie z wymogami obowiązującego prawa lokalnego.

Ramy Czasowe Oferty i Zapisów

Każdy „Okres Ofertowy” w ramach Planu trwa około dwudziestu-czterech miesięcy i rozpoczyna się pierwszego dnia obrotu przypadającego 28 lutego oraz 31 sierpnia lub po tych dniach każdego roku, a kończy się pierwszego dnia obrotu przypadającego 28 lutego oraz 31 sierpnia lub po tych dniach, około dwudziestu-czterech miesięcy później. Każdy Okres Ofertowy składa się z czterech sześciomiesięcznych „Okresów Nabycia”, podczas których potrącenia z wynagrodzenia lub inne składki są gromadzone w ramach Planu.

Jeśli pracownik jest uprawniony do uczestnictwa w Planie, może zostać uczestnikiem poprzez złożenie w dziale zarządzania akcjami Spółki (lub wyznaczonej przez ten dział jednostce), w dniu lub przed dniem określonym przez Administratora przed datą rozpoczęcia zapisów w danym Okresie Ofertowym, prawidłowo wypełnionej umowy subskrypcji upoważniającej do pobierania Składek (zgodnie z definicją poniżej) w formie określonej przez Administratora lub zgodnie z procedurą elektroniczną lub inną procedurą rejestracji określoną przez Administratora.

Po uzyskaniu statusu uczestnika Planu, uprawniony pracownik będzie automatycznie uczestniczył w każdym kolejnym Okresie Ofertowym, chyba że wycofa się z Planu lub przestanie być uprawnionym pracownikiem. Nie jest wymagane wypełnienie żadnej dodatkowej umowy subskrypcji, formularza ani procedury w celu kontynuowania uczestnictwa w Planie, chyba że Administrator zażąda tego ze względów prawnych lub administracyjnych.

Minimalna i maksymalna kwota Składek

Uczestnik może wpłacać składki (w formie potrąceń z wynagrodzenia lub w inny sposób, w zakresie dozwolonym przez Administratora) („Składki”) w kwocie nieprzekraczającej piętnastu procent (15%) kwalifikującego się Wynagrodzenia (zgodnie z definicją poniżej) na zakup Akcji w ramach Planu, z zastrzeżeniem warunków Planu. Potrącenia z wynagrodzenia rozpoczną się w pierwszym dniu wypłaty wynagrodzenia następującym po pierwszym dniu obrotu w danym Okresie Ofertowym i będą kontynuowane do pierwszego dnia obrotu przypadającego 28 lutego i 31 sierpnia lub po tych dniach dla każdego Okresu Nabycia („Dzień Wykonania”), chyba że zostaną wcześniej zmienione lub zakończone zgodnie z postanowieniami Planu. Wpłaty mogą być dokonywane wyłącznie w pełnych procentach.

Dla celów Planu, „Wynagrodzenie” obejmuje podstawowe zarobki brutto w pełnym wymiarze czasu pracy, płatności za nadgodziny i dodatek zmianowy, ale nie obejmuje płatności z tytułu prowizji, dodatków motywacyjnych, premii i innych podobnych świadczeń. Administrator, według własnego uznania może, na jednolitych i niedyskryminujących zasadach, ustanowić inną definicję Wynagrodzenia dla kolejnego Okresu Ofertowego.

O ile Administrator nie postanowi inaczej, podczas Okresu Nabycia uczestnik nie może zwiększyć wysokości swoich Składek, a zmniejszyć wysokość swoich Składek może tylko jeden raz w danym Okresie Nabycia. Każde takie zmniejszenie w Okresie Nabycia wymaga prawidłowego wypełnienia i złożenia w dziale zarządzania akcjami Spółki (lub innej jednostce wyznaczonej przez Spółkę), w dniu lub przed dniem określonym przez Administratora przed odpowiednim Dniem Wykonania, nowej umowy subskrypcji upoważniającej do zmiany wysokości Składki lub postępowania zgodnie z procedurą elektroniczną lub inną procedurą określoną przez Administratora.

Szczegóły dotyczące ceny

Cena nabycia wynosi osiemdziesiąt pięć procent (85%) (i) godziwej wartości rynkowej Akcji w pierwszym dniu obrotu w danym Okresie Ofertowym lub (ii) godziwej wartości rynkowej Akcji w odpowiednim Dniu Wykonania, w zależności od tego, która z tych wartości jest niższa. Godziwa wartość rynkowa to zazwyczaj cena zamknięcia Akcji na Nasdaq w Dniu Wykonania.

Charakter Oferty

W każdym Dniu Wykonania, tak długo jak Plan pozostaje w mocy i pod warunkiem, że uczestnik nie wycofał się z Okresu Ofertowego zgodnie z wymogami Planu, Spółka wykorzysta środki znajdujące się w tym dniu na rachunku uczestnika na zakup pełnych Akcji. Wszelkie Składki zgromadzone na rachunku uczestnika, które nie są wystarczające do zakupu pełnej Akcji, zostaną niezwłocznie zwrócone uczestnikowi po Dniu Wykonania.

Liczba i charakter oferowanych papierów wartościowych

Maksymalna liczba Akcji początkowo przeznaczonych do emisji w ramach Planu wynosiła 1.000.000 Akcji. Liczba Akcji dostępnych do emisji w ramach Planu jest jednak corocznie zwiększana zgodnie z warunkami Planu.

Przekazanie Akcji

Tak szybko, jak to możliwe po każdym Dniu Wykonania, Spółka zorganizuje przekazanie każdemu uczestnikowi Akcji nabytych w wyniku wykonania jego prawa nabycia w formie określonej przez Administratora (według jego własnego uznania) i zgodnie z zasadami ustanowionymi przez Administratora. Spółka może zezwolić lub zażądać, aby Akcje zostały zdeponowane bezpośrednio u pośrednika (brokera) wyznaczonego przez Spółkę lub u wyznaczonego agenta Spółki. Spółka może przy tym wykorzystać elektroniczne lub zautomatyzowane metody przenoszenia akcji. Spółka może również wymagać, aby Akcje były przechowywane u takiego pośrednika lub agenta przez określony czas i/lub może ustanowić inne procedury umożliwiające monitorowanie rozporządzania takimi Akcjami.

Prowizja

Spółka wybrała pośrednika (brokera) odpowiedzialnego za obsługę emisji Akcji w ramach Planu (obecnie jest to E*TRADE Corporate Financial Services, Inc.) („Broker”). W momencie zapisania się do Planu uczestnik został lub zostanie poproszony o otwarcie rachunku u Brokera. Uczestnik nie będzie musiał uiszczać opłaty za otwarcie rachunku u Brokera w celu zarządzania rachunkiem lub nabycia Akcji. Uczestnik ponosi natomiast odpowiedzialność za wszelkie prowizje i opłaty związane ze sprzedażą lub przeniesieniem Akcji z rachunku prowadzonego przez Brokera. Ponadto SEC stosuje opłatę do większości transakcji na papierach wartościowych według stawki określonej przez SEC. Takie prowizje i opłaty mogą ulec zmianie w dowolnym momencie.

Zakończenie Uczestnictwa w Planie

Uczestnik może wycofać się z Planu na co najmniej jeden (1) dzień roboczy przed Dniem Wykonania poprzez złożenie w dziale zarządzania Akcjami Spółki (lub wyznaczonej przez ten dział jednostce) pisemnego zawiadomienia o wycofaniu się w formie określonej w tym celu przez Administratora lub zgodnie z procedurą elektroniczną lub inną procedurą wycofania się określoną przez Administratora. Po wycofaniu się z Planu, wszystkie skumulowane potrącenia z wynagrodzenia zostaną zwrócone uczestnikowi, bez odsetek (chyba że obowiązujące przepisy prawa stanowią inaczej), niezwłocznie po otrzymaniu zawiadomienia o wycofaniu się, a prawo do nabycia w Okresie Ofertowym zostanie automatycznie zakończone i nie będą dokonywane żadne dalsze wpłaty Składek na zakup Akcji w takim Okresie Ofertowym.

W przypadku dobrowolnego wycofania się z Planu, uprawniony pracownik nie może wznowić udziału w Planie w tym samym Okresie Ofertowym. Może on jednak uczestniczyć w dowolnym Okresie Ofertowym w ramach Planu, który rozpoczyna się w dniu następującym po takim wycofaniu, wypełniając umowę subskrypcji w taki sam sposób, jak opisano w Planie w odniesieniu do rozpoczęcia uczestnictwa w Planie.

Rozwiązanie stosunku pracy

Uczestnik zostanie uznany za osobę, która zdecydowała się wycofać się z Planu, jeśli z jakiegokolwiek powodu przestanie być uprawnionym pracownikiem. W takim wypadku Składki zaksięgowane na jego koncie w Okresie Ofertowym, które nie zostały jeszcze wykorzystane do zakupu Akcji w ramach Planu, zostaną mu zwrócone bez odsetek (chyba że obowiązujące przepisy prawa stanowią inaczej), a jego prawo do nabycia wygaśnie.

Niezbywalność praw do nabycia Akcji

Żadne Składki zapisane na rachunku uczestnika, ani żadne prawa związane z wykonaniem prawa nabycia lub otrzymaniem Akcji w ramach Planu nie mogą być w żaden sposób przeniesione, przelane, obciążone lub w jakikolwiek inny sposób być przedmiotem rozporządzenia (inaczej niż w drodze rozporządzenia na mocy testamentu lub zgodnie z prawem spadkowym i kolejnością dziedziczenia). Każda taka próba przeniesienia, przelewu, obciążenia lub innego rozporządzenia będzie bezskuteczna, z zastrzeżeniem, że Spółka może potraktować taką czynność jako decyzję o wycofaniu środków z danego Okresu Ofertowego zgodnie z Planem.

Ograniczenia dotyczące Akcji i ich zbywalności

Akcje w ramach niniejszej oferty realizowanej zgodnie z Planem są zarejestrowane na podstawie oświadczenia o rejestracji złożonego w SEC na formularzu S-8 i są zasadniczo zbywalne bez ograniczeń (z zastrzeżeniem wszelkich ograniczeń w zakresie zbywalności wynikających z obowiązujących przepisów prawa dotyczących wykorzystywania informacji poufnych i polityki Spółki w zakresie wykorzystywania informacji poufnych).
W ramach Planu Akcje oferowane są pracownikom w celach inwestycyjnych a nie z myślą o odsprzedaży. Spółka nie ogranicza jednak żadnego z uczestników ani nie wywiera na niego wpływu, jeśli chodzi o prowadzenie jego własnych spraw. Uczestnik może zatem w dowolnym, wybranym przez siebie momencie zbyć Akcje nabyte w ramach Planu, z zastrzeżeniem konieczności przestrzegania obowiązujących przepisów prawa papierów wartościowych. Uczestnik przyjmuje na siebie ryzyko związane z wahaniami cen rynkowych Akcji lub zmianami kursów walut. Ponadto zwraca się uwagę Uczestników na ogólne ryzyko związane z inwestowaniem w Akcje, opisane głównie w dziale „Czynniki ryzyka” w zgłoszeniach składanych przez Spółkę w SEC.
Zakończenie, zawieszenie lub zmiana Planu

Administrator może, według własnego uznania, zmienić, zawiesić lub zakończyć Plan, w całości lub w części, w każdym czasie i z dowolnego powodu. W przypadku zakończenia Planu, Administrator, według własnego uznania, może podjąć decyzję o zakończeniu wszystkich trwających Okresów Ofertowych w trybie natychmiastowym lub po zakończeniu procesu nabywania Akcji w następnym Dniu Wykonania (który może nastąpić wcześniej niż pierwotnie zaplanowano, jeśli Administrator podejmie taką decyzję według własnego uznania), lub może podjąć decyzję o zezwoleniu na zakończenie Okresów Ofertowych zgodnie z ich warunkami (i z zastrzeżeniem wszelkich zmian przewidzianych w Planie).

Jeśli Okresy Ofertowe zostaną zakończone przedterminowo, wszystkie kwoty zapisane na rachunkach uczestników, które nie zostały wykorzystane do nabycia Akcji, zostaną zwrócone uczestnikom bez odsetek (chyba że obowiązujące przepisy prawa stanowią inaczej) tak szybko, jak będzie to możliwe z administracyjnego punktu widzenia.

Informacje o Akcjach i prawach związanych z Akcjami

Akcje nabywane w ramach Planu są akcjami zwykłymi Spółki, które umożliwią akcjonariuszowi udział w:

•Dywidendzie – jeżeli wypłata dywidendy zostanie ogłoszona przez Spółkę i w momencie ich wypłaty ogłoszonym przez Spółkę, zgodnie z upoważnieniem zawartym w jej statucie.
•Głosowaniu – akcjonariusz będzie miał możliwość głosowania na zgromadzeniach akcjonariuszy Spółki, na których każda z Akcji daje prawo do jednego głosu.
•Sprawozdawczości – jako akcjonariusz, Uprawniony będzie miał prawo do otrzymywania pewnych informacji od Spółki, takich jak roczne sprawozdanie Spółki dla akcjonariuszy oraz roczne oświadczenie dotyczące pełnomocnictw (ang. annual proxy statement). Spółka może udostępnić takie informacje swoim akcjonariuszom w swoim biurze i/lub na swojej stronie internetowej.
•Środkach z likwidacji – W przypadku likwidacji, rozwiązania lub zakończenia działalności przez Spółkę, posiadacze Akcji są uprawnieni do proporcjonalnego udziału we wszystkich aktywach pozostałych po spłacie lub zabezpieczeniu zobowiązań Spółki, z zastrzeżeniem praw pierwszeństwa lub akcji uprzywilejowanych, jeżeli takie występują.
•Brak postanowień dotyczących pierwokupu, umorzenia lub zamiany - Akcje nie są objęte prawem pierwokupu i nie podlegają zamianie ani umorzeniu.

W odniesieniu do Akcji objętych prawem nabycia w ramach Planu, uczestnik nie będzie uważany za akcjonariusza posiadającego powyższe prawa do czasu nabycia Akcji i ich wydania uczestnikowi.

Spółka może emitować inne klasy akcji i/lub papierów wartościowych, które nie są objęte niniejszą ofertą i Planem.

Należy zauważyć, że Spółka może w dowolnym czasie, ale pod warunkiem uzyskania pozytywnego wyniku głosowania akcjonariuszy, zmienić swój Statut i/lub Świadectwo Rejestracji Spółki (ang. Certificate of Incorporation) w sposób, który wpłynie na prawa posiadaczy Akcji. Dokumenty te znajdują się na stronie Spółki: https://investors.paloaltonetworks.com.

Dodatkowe informacje na temat Planu

Dodatkowe informacje na temat Planu można znaleźć na koncie uczestnika na stronie internetowej Brokera (lub jego następcy prawnego). Wnioski o udzielenie informacji na temat Planu można również kierować na adres: equity@paloaltonetworks.com.

* * * * *

WAŻNA INFORMACJA
Spółka nie udziela żadnych porad o charakterze podatkowym, prawnym lub finansowym, ani nie wydaje żadnych zaleceń dotyczących tego, czy pracownik powinien zdecydować się na udział w Planie, czy też nie. Przed podjęciem jakichkolwiek działań związanych z Planem, pracownik powinien skonsultować się z własnymi doradcami podatkowymi, prawnymi i finansowymi w sprawie udziału w Planie. Ponadto, w zależności od tego, gdzie Akcje są notowane, od kraju zamieszkania pracownika i/lub kraju rezydencji jego brokera, pracownik może podlegać ograniczeniom w zakresie wykorzystywania informacji poufnych w obrocie i/lub przepisom o nadużyciach na rynku, które mogą wpływać na zdolność pracownika do przyjęcia, nabycia, sprzedaży lub rozporządzania w inny sposób Akcjami, prawami do Akcji (np. prawami nabycia) lub prawami związanymi z wartością Akcji w czasie, w którym uznaje się, że pracownik posiada „informacje poufne” dotyczące Spółki w rozumieniu przepisów prawa lub regulacji obowiązujących w kraju pracownika. Przepisy prawa miejscowego i miejscowe regulacje dotyczące wykorzystywania informacji poufnych w obrocie mogą również zabraniać anulowania lub zmiany zleceń złożonych przez pracownika przed wejściem w posiadanie informacji poufnych. Ponadto, pracownika może obowiązywać zakaz (i) ujawniania informacji poufnych osobom trzecim (w innych przypadkach niż na zasadzie „ścisłej potrzeby”) oraz (ii) „przekazywania wskazówek” osobom trzecim lub powodowania nabycia lub sprzedaży przez nie papierów wartościowych w inny sposób. Do osób trzecich mogą należeć również inni pracownicy. Wszelkie ograniczenia wynikające z tych praw lub przepisów są odrębne i dodatkowe w stosunku do ograniczeń, które mogą być nałożone w ramach obowiązującej polityki Spółki w zakresie wykorzystywania informacji poufnych w obrocie papierami wartościowymi. Należy pamiętać, że przestrzeganie wszelkich obowiązujących wymogów lub ograniczeń jest obowiązkiem pracownika i pracownik powinien skonsultować się ze swoim osobistym doradcą prawnym w celu określenia swoich osobistych zobowiązań i obowiązków.

EXHIBIT E
PALO ALTO NETWORKS, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN

Important Note on the Form of Election to Transfer the Employer’s Secondary Class 1 National Insurance Liability to the Participant
As a condition of participation in the Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) and the option to purchase shares of Palo Alto Networks, Inc. (the “Company”) that may be granted to you by the Company, you are required to enter into a joint election to transfer to you any liability for the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) that may arise on the occurrence of a taxable event in respect of the option to purchase shares under the ESPP (the “Joint Election”).
By entering into the Joint Election:
•you agree that any Employer’s Liability that may arise in connection with or pursuant to the option to purchase shares (and the acquisition of the Company’s shares) or other taxable events in connection with the option to purchase shares will be transferred to you; and
•you authorise the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Global Subscription Agreement and/or the Joint Election.
Please read the terms of the Joint Election carefully before agreeing to enroll in the ESPP.
You understand that by providing your electronic signature and thereby enrolling in the ESPP, you are agreeing to be bound by the terms of the Joint Election.

PALO ALTO NETWORKS, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN
FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE PARTICIPANT
1.Parties

This Election is between:
a.The individual who has obtained authorized access to this Election (the “Participant”), who is employed by one of the UK companies listed on the Schedule attached hereto (the “Employer”) and who is eligible to receive options to purchase shares of common stock of Palo Alto Networks, Inc. pursuant to the terms and conditions of the Palo Alto Networks, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”), and
b.Palo Alto Networks, Inc. (the “Company”), whose registered office is at 3000 Tannery Way, Santa Clara, CA 95054, U.S.A., which is entering into this Election on behalf of the Employer.
2.Purpose of Election

a.This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer's Liability”) that may arise on the occurrence of a “Taxable Event” in respect of the options to purchase shares of the Company granted under the ESPP (“Options”) pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SCCBA”), including, without limitation:
(i)    the acquisition of securities pursuant to the Options (within section 477(3)(a) ITEPA); and/or
(ii)    the assignment or release of the Options in return for consideration (within section 477(3)(b) ITEPA); and/or
(iii)    the receipt of a benefit in connection with the Options other than a benefit within (i) or (ii) above (within section 477(3)(c) ITEPA); and/or
(iv)    post-acquisition charges relating to the shares acquired pursuant to the ESPP (within section 427 of ITEPA); and/or
(v)    post-acquisition charges relating to the shares acquired pursuant to the ESPP rights (within section 439 of the ITEPA).
In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

b.This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SCCBA.

c.This Election applies to all Options granted under the ESPP up to the termination date of the ESPP.

d.This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SCCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
e.This Election will not apply to the extent that it relates to relevant employment income, which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA (employment income: securities with artificially depressed market value).
3.The Election
The Participant and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Participant. The Participant understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election.

4.Payment of the Employer’s Liability
a.The Participant and the Company acknowledge that the Employer is under a duty to remit the Employer’s Liability to HM Revenue & Customs on behalf of the Participant within fourteen (14) days after the end of the U.K. tax month during which the Taxable Event occurs (or within seventeen (17) days of the end of the U.K. tax month during which the Taxable Event occurs, if payments are made electronically), or such other period of time as may be prescribed. The Participant agrees to pay to the Employer the amount of the Employer’s Liability on demand, at any time on or after the Taxable Event, and hereby authorises the Employer to account for the Employer’s Liability to HM Revenue & Customs.
b.Without limitation to Clause 4.1 above, the Participant hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Participant at any time after the Taxable Event:
(i)    by deduction from salary or any other payment payable to the Participant at any time on or after the date of the Taxable Event; and/or
(ii)    directly from the Participant by payment in cash or cleared funds; and/or
(iii)    by arranging, on behalf of the Participant, for the sale of some of the securities which the Participant is entitled to receive pursuant to the Options; and/or

(iv)    where the proceeds of the gain are to be paid through a third party, the Participant will authorize that party to withhold an amount from the payment or to sell some of the securities which the Participant is entitled to receive pursuant to the Options; and/or
(v)     through any other method as set forth in the relevant award agreement entered into between the Participant and the Company.
c.The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Participant in respect of the ESPP until full payment of the Employer’s Liability is received.
5.Duration of Election

a.The Participant and the Company agree to be bound by the terms of this Election regardless of whether the Participant is transferred, is abroad, or no longer renders services to the Employer on the date on which the Employer’s Liability becomes due.
b.Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Options in circumstances where section 483 of ITEPA applies.

c.This Election will continue in effect until the earliest of the following:
(i)     the date on which both the Participant and the Company agree in writing that it should cease to have effect;
(ii)     the date on which the Company serves written notice on the Participant terminating its effect;
(iii)     the date on which HM Revenue & Customs withdraws approval of this Election; or
(iv)     the date on which, after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, this Election ceases to have effect according to its own terms.

Acceptance by the Participant
By providing your electronic signature and enrolling in the ESPP, the Participant agrees to be bound by the terms hereof as stated above.
Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms hereof as stated above.
Signed for and on behalf of Palo Alto Networks, Inc.
Vice President & General Counsel

Schedule of Employer Companies
The employing companies to which this Election relates are:

NAME:
Palo Alto Networks (UK) Limited
Registered number: 06851390

Registered Office:	22 Bishopsgate, Level 55, London, EC2N 4BQ, England
Corporation Tax District:	District 623
Corporation Tax Reference:	14747 26068
PAYE Tax District:	120 – North East Metropolitan
PAYE Reference:	120/PH00260439

NAME:
Palo Alto Networks FS International Limited
Registered number: 13789823

Registered Office:	22 Bishopsgate, Level 55, London, EC2N 4BQ, England
Corporation Tax District:	District 623
Corporation Tax Reference:	26559 18447
PAYE Tax District:	120 – North East Metropolitan
PAYE Reference:	120/TE66757